Exhibit 10.1

EMPLOYEE MATTERS AGREEMENT

Dated as of July 30, 2014

by and among

The E.W. Scripps Company,
Desk Spinco, Inc.,
Desk NP Operating, LLC,
Journal Communications, Inc.,
Boat Spinco, Inc., and
Boat NP Newco, Inc.

SECTION 13.02	Initiation	53
SECTION 13.03	Arbitration Request	54
SECTION 13.04	Injunctive Relief	54

Exhibits

Journal Welfare Plans	Exhibit A
Scripps Welfare Plans	Exhibit B
Scripps Retiree Medical Program	Exhibit C
Journal Retiree Medical Program	Exhibit D
v

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated July 30, 2014, is by and among The E.W. Scripps Company, an Ohio corporation (“Scripps”), Desk Spinco, Inc., a Wisconsin corporation (“Scripps Spinco”), Desk NP Operating, LLC, a Wisconsin limited liability company and wholly owned subsidiary of Scripps Spinco (“SNOC”), Journal Communications, Inc., a Wisconsin corporation (“Journal”), Boat Spinco, Inc., a Wisconsin corporation (“Journal Spinco”), and Boat NP Newco, Inc., a Wisconsin corporation (“Newco”).

WHEREAS, the Board of Directors of Scripps has determined that it is advisable and in the best interests of Scripps and its shareholders to separate the Scripps Newspaper Business pursuant to the Scripps Newspaper Distribution, and the Board of Directors of Journal has determined that it is advisable and in the best interests of Journal and its shareholders to separate the Journal Newspaper Business pursuant to the Journal Newspaper Distribution, in each case on the terms and for the reasons set forth in the MTA;

WHEREAS, the Board of Directors of Scripps has determined that it is advisable and in the best interests of Scripps and its shareholders to effect the Scripps Newspaper Merger immediately following the Scripps Newspaper Distribution, on the terms set forth in the MTA;

WHEREAS, the Board of Directors of Journal has determined that it is advisable and in the best interests of Journal and its shareholders to effect the Journal Newspaper Merger immediately following the Journal Newspaper Distribution, on the terms set forth in the MTA;

WHEREAS, the Boards of Directors of Scripps and Journal have determined that it is advisable and in the respective best interests of Scripps and Journal and their respective shareholders to effect the Broadcast Merger immediately following the Newspaper Mergers, on the terms set forth in the MTA; and

WHEREAS, pursuant to the MTA, the Parties have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plan programs and arrangements, and certain employment matters between and among them.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01    In General.  Capitalized terms used herein without definition shall have the meanings assigned to them in the MTA.

SECTION 1.02    Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Active Transferring Journal Employee” means a Transferring Journal Employee who, as of immediately prior to the Journal Newspaper Distribution, is then a current employee of Journal or its Subsidiaries, except any employee on a Leave of Absence.   A Transferring Journal Employee shall become an Active Transferring Journal Employee upon coming off such Leave of Absence.

 “Active Transferring Scripps Employee” means a Transferring Scripps Employee who, as of immediately prior to the Scripps Newspaper Distribution, is then a current employee of Scripps or its Subsidiaries, except any employee on a Leave of Absence.   A Transferring Scripps Employee shall become an Active Transferring Scripps Employee upon coming off such Leave of Absence.

 “Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement, including all the exhibits and schedules hereto, and all amendments made hereto from time to time.

“Asserted Liability” shall have the meaning ascribed thereto in Section 10.03 of this Agreement.

“Claim” shall have the meaning ascribed thereto in Section 10.03 of this Agreement.

“Designated Participant” means a Former Scripps Employee or Transferring Scripps Employee whose employment terminates between the date hereof and the Closing Date in connection with the Transactions, as determined by Scripps in its sole discretion, and who has been designated by Scripps as a Designated Participant on Section 1.01 of the Schedules hereto, as such Schedule may be updated from time to time prior to the Closing Date, under the heading “Designated Participants”.

“DOL” means the United States Department of Labor.

“Former Journal Employee” means, (a) as of the Closing Date, any former employee of Journal or a Subsidiary or Affiliate of Journal, including retired, deferred vested, non-vested and other inactive terminated individuals, and (b) after the Closing Date, any employee of Scripps Broadcast Surviving LLC or a Subsidiary or Affiliate of Scripps Broadcast Surviving LLC, whose employment therewith terminates after the Closing Date for any reason.  Notwithstanding the foregoing, a Transferring Journal Employee shall not be a “Former Journal Employee.”

“Former Journal Nonqualified Plan Participants” shall have the meaning ascribed thereto in Section 6.02 of this Agreement.

“Former Journal Severance and Retention Plan Participants” shall have the meaning ascribed thereto in Section 8.06 of this Agreement.

“Former Scripps Employee” means, (a) as of the Closing Date, any former employee of Scripps or a Subsidiary or Affiliate of Scripps, including retired, deferred vested, non-vested and other inactive terminated individuals, and (b) after the Closing Date, any employee of Scripps or a Subsidiary or Affiliate of Scripps, whose employment therewith terminates after the Closing Date for any reason. Notwithstanding the foregoing, a Transferring Scripps Employee shall not be a “Former Scripps Employee.”

“Former Scripps Executive CIC Plan Participants” shall have the meaning ascribed thereto in Section 8.03 of this Agreement.

“Former Scripps Executive Severance Plan Participants” shall have the meaning ascribed thereto in Section 8.04 of this Agreement.

“Former Scripps Nonqualified Plan Participants” shall have the meaning ascribed thereto in Section 6.01 of this Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“HSA” shall have the meaning ascribed thereto in Section 5.08 of this Agreement.

“Indemnified Parties” shall have the meaning ascribed thereto in Section 10.02 of this Agreement.

“Indemnifying Party” shall have the meaning ascribed thereto in Section 10.03 of this Agreement.

“Information” shall mean all information, whether in written, oral, electronic or other tangible or intangible forms, stored in any medium, including non-public financial information, studies, reports, records, books, accountants’ work papers, contracts, instruments, flow charts, data, communications by or to attorneys, memos and other materials prepared by attorneys and accountants or under their direction (including attorney work product) and other financial, legal, employee or business information or data.

“Journal” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Journal 401(k) Plan” means the Journal Communications, Inc. 401(k) Plan.

“Journal Broadcast Employees” means all current and former employees of Journal and its Subsidiaries, other than Active Transferring Journal Employees and Journal Newspaper Leave Employees.

“Journal Broadcast Employee Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.05 of this Agreement.

“Journal Compensation Committee” means the Compensation Committee of the Board of Directors of Journal.

“Journal Employee” means any individual who, immediately following the Broadcast Merger Effective Time, will be an employee of Scripps Broadcast Surviving LLC or a Subsidiary or Affiliate thereof, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, paid time off, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family and Medical Leave Act and other approved leaves).

“Journal Employee Stock Purchase Plan” means the Journal Communications, Inc. 2003 Employee Stock Purchase Plan.

“Journal ESPP Suspension Date” shall have the meaning ascribed to it in Section 8.02(b) of this Agreement.

“Journal Newspaper Benefit Plan” means any Benefit Plan sponsored or maintained solely by a Journal Newspaper Entity.

“Journal Newspaper Leave Employees” means Transferring Journal Employees who do not become Active Transferring Journal Employees on the Journal Newspaper Distribution Date by reason of being on a Leave of Absence.

“Journal Newspaper Merger Sub” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Journal Nonqualified Plans” means, collectively, the Journal Communications, Inc. Non-Qualified Deferred Compensation Plan and the Journal Communications, Inc. Supplemental Benefit Plan.

“Journal Participant” means any individual who, immediately following the Broadcast Merger Effective Time is a Journal Employee, a Former Journal Employee or a beneficiary, dependent or alternate payee of any of the foregoing.

“Journal Performance Units” means the outstanding grants of performance-based restricted units, which represent the general unsecured promise by Journal to deliver a certain number of shares of Journal Class B Common Stock in the future, granted pursuant to a Journal Share Plan.

“Journal Restricted Shares” means the outstanding grants of restricted Journal Common Stock granted under the Journal Share Plans.

“Journal Retiree Program” has the meaning ascribed to it in Section 5.04(c)(ii) of this Agreement.

“Journal Retirement Plan” means the Journal Communications, Inc. Employees Pension Plan.

“Journal SARs” means the outstanding grants of stock appreciation rights with respect to Journal Common Stock granted under the Journal Share Plans.

“Journal Share Plans” means the Journal Communications, Inc. 2003 Equity Incentive Plan, as amended, and the Journal Communications, Inc. 2007 Omnibus Incentive Plan and any other stock option or stock incentive compensation plan or arrangement maintained before the Closing Date for employees, officers, non-employee directors or other independent contractors of Journal or its Subsidiaries or Affiliates, as amended (exclusive of the Journal Employee Stock Purchase Plan).

“Journal Severance and Retention Plan” shall have the meaning ascribed to it in Section 8.06 of this Agreement.

“Journal Spinco” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Journal Welfare Plans” shall have the meaning ascribed thereto in Section 5.01 and Exhibit A of this Agreement.

“Leave of Absence” means an approved absence from work, paid or unpaid, including without limitation, by reason of an employee’s qualification for short term disability benefits, long term disability benefits, managed disability benefits, sick pay, paid time off (not including vacation), medical, personal or other approved leave of absence, other than “intermittent leave”.  The term “intermittent leave” means that the employee still is working, intermittently, during the period of Leave of Absence.

“Memphis Plans” means (i) Newspaper Guild of Memphis Retirement Income Plan; (ii) Retirement Benefit Plan of Memphis Publishing Company & Graphics Communications Conference/International Brotherhood of Teamsters Local 777-M; and (iii) Retirement Benefit Plan of Memphis Publishing Company & Memphis Mailers Union No. M-119.

“Mirror Journal Retiree Program” shall have the meaning ascribed thereto in Section 5.04(c) of this Agreement.

“Mirror Journal Welfare Plans” shall have the meaning ascribed thereto in Section 5.03(a) of this Agreement.

“Mirror Scripps Retiree Medical Program” shall the meaning ascribed thereto in Section 5.04(c) of this Agreement.

“Mirror Scripps Welfare Plans” shall have the meaning ascribed thereto in Section 5.03(a) of this Agreement.

“MTA” means the Master Transaction Agreement, dated July 31, 2014, among the Parties and the other parties named therein.

“Newco” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Newco Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Newco or any of its Subsidiaries.

“Newco Director” means any individual who is a current director of Newco as of the Closing Date.

“Newco Employee” means any individual who, immediately following the Newspaper Merger Effective Time, will be an employee of Newco or a Subsidiary or Affiliate thereof, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family and Medical Leave Act and other approved leaves).

“Newco Group” means, immediately following the Newspaper Merger Effective Time, Newco, the Journal Newspaper Entities, the Scripps Newspaper Entities, and any of their respective Subsidiaries or Affiliates.

“Newco Indemnified Parties” shall have the meaning ascribed thereto in Section 10.02 of this Agreement.

“Newco Journal Mirror Nonqualified Plans” shall have the meaning ascribed thereto in Section 6.02 of this Agreement.

 “Newco Journal Mirror Severance and Retention Plan” shall have the meaning ascribed thereto in Section 8.06 of this Agreement.

“Newco Journal Mirror Severance and Retention Plan Period” shall have the meaning ascribed to it in Section 8.06 of this Agreement.

“Newco Journal Welfare Plans” shall have the meaning ascribed thereto in Section 5.03(a) of this Agreement.

“Newco 401(k) Plan” means the tax qualified 401(k) plan established by Newco in accordance with Section 4.01 of this Agreement.

“Newco Participant” means any individual who, immediately following the Newspaper Merger Effective Time, is a Newco Employee or a beneficiary, dependent, or alternate payee thereof.

“Newco Retiree Program” has the meaning ascribed to it in Section 5.04(c).

“Newco Scripps Mirror Executive CIC Plan” shall have the meaning ascribed thereto in Section 8.03 of this Agreement.

“Newco Scripps Mirror Executive CIC Plan Period” shall have the meaning ascribed thereto in Section 8.03 of this Agreement.

 “Newco Scripps Mirror Executive Severance Plan” shall have the meaning ascribed thereto in Section 8.04 of this Agreement.

“Newco Scripps Mirror Executive Severance Plan Period” shall have the meaning ascribed to it in Section 8.04 of this Agreement.

“Newco Scripps Mirror Nonqualified Plans” shall have the meaning ascribed thereto in Section 6.01 of this Agreement.

“Newco Scripps Mirror Retention Plan” shall have the meaning ascribed to it in Section 8.05 of this Agreement.

“Newco Scripps Mirror Retention Plan Period” shall have the meaning ascribed to it in Section 8.05 of this Agreement.

“Newspaper Leave Employees” means, collectively, the Scripps Newspaper Leave Employees and the Journal Newspaper Leave Employees.

 “Nonqualified Plans” means, collectively, the Scripps Nonqualified Plans and the Journal Nonqualified Plans.

“Participating Company” means Scripps and any Person (other than an individual) participating in a Scripps Benefit Plan.

“Parties” means all of the parties to this Agreement, as set forth in the Preamble.

“PPACA” shall have the meaning ascribed thereto in Section 5.07(f) of this Agreement.

“Prior Plan” shall have the meaning ascribed thereto in Section 2.01(f) of this Agreement.

“Retiree Medical Programs” means the Scripps Retiree Medical Program, the Journal Retiree Program, and the Newco Retiree Program.

“Scripps” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Scripps Broadcast Employees” means all current and former employees of Scripps and its Subsidiaries, other than Active Transferring Scripps Employees and Scripps Newspaper Leave Employees.

“Scripps Director” means any individual who is a current or former director of Scripps as of the Closing Date.

“Scripps Employee” means any individual who, immediately following the Broadcast Merger Effective Time, will be an employee of Scripps or a Subsidiary or Affiliate thereof, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, paid time off, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family and Medical Leave Act and other approved leaves).

“Scripps Employee Reimbursement Account Plan” has the meaning ascribed to it in Section 5.05 of this Agreement.

“Scripps Employee Stock Purchase Plan” means The E.W. Scripps Company Employee Stock Purchase Plan.

“Scripps ESPP Suspension Date” shall have the meaning ascribed to it in Section 8.02(a) of this Agreement.

“Scripps Executive CIC Plan” shall have the meaning ascribed to it in Section 8.03 of this Agreement.

“Scripps Executive Severance Plan” shall have the meaning ascribed to it in Section 8.04 of this Agreement.

 “Scripps Group” means, as of the Broadcast Merger Effective Time, Scripps and each of its Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such group from time to time thereafter.  The Scripps Group shall not include any member of the Newco Group.

“Scripps Indemnified Parties” shall have the meaning ascribed thereto in Section 10.01 of this Agreement.

“Scripps Newspaper Benefit Plan” means any Benefit Plan sponsored or maintained solely by a Scripps Newspaper Entity or to which contributions are made or benefits accrued, with respect to a Scripps Transferring Employee.

“Scripps Newspaper Leave Employees” means Transferring Scripps Employees who do not become Active Transferring Scripps Employees on the Scripps Newspaper Distribution Date by reason of being on a Leave of Absence

“Scripps Newspaper Merger Sub” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Scripps Nonqualified Plans” means, collectively, the Scripps Executive Deferred Compensation Plan, the Scripps Transition Credit Plan, the Scripps Supplemental Executive Retirement Plan, and The E.W. Scripps Company Selected Employees Retirement Program (i.e., individual arrangements maintained by Scripps and its Affiliates for the benefit of retiring employees to provide deferred compensation payments following retirement, as documented in writing or on the books and records of Scripps).

“Scripps Option” means an option to purchase Scripps Class A Common Shares pursuant to a Scripps Share Plan.

“Scripps Participant” means any individual who, immediately following the Broadcast Merger Effective Time, is a Scripps Employee, a Former Scripps Employee or a beneficiary, dependent or alternate payee of any of the foregoing and who is not a Journal Participant.

“Scripps Phantom Stock Units” means a unit credited under The E.W. Scripps Company 1997 Deferred Compensation and Stock Plan for Directors representing a general unsecured promise by Scripps to deliver a certain number of Scripps Class A Common Shares (or the cash equivalent thereof) in the future.

“Scripps Post-Transaction Share Value” means the average of the volume weighted average of the trading price per share of Scripps Class A Common Shares trading on an “ex-distribution” basis as reported on the NYSE for the ten full NYSE trading days immediately following the Closing Date.

“Scripps Pre-Transaction Share Value” means the average of the volume weighted average of the trading price per share of Scripps Class A Common Shares trading on a “regular way” basis as reported on the NYSE for the ten full NYSE trading days immediately preceding the Closing Date.

“Scripps Property Plans” means the following defined benefit pension plans: (a) Knoxville Newspaper Editorial Retirement Income Plan; and (b) the Memphis Plans.

“Scripps Ratio” means the quotient obtained by dividing (a) the Scripps Post-Transaction Share Value, by (b) the Scripps Pre-Transaction Share Value.

“Scripps Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.05 of this Agreement.

“Scripps Restricted Share Units” means the general unsecured promise by Scripps to deliver a certain number of Scripps Class A Common Shares in the future pursuant to a Scripps Share Plan.

“Scripps Retention Plan” shall have the meaning ascribed to it in Section 8.05 of this Agreement.

 “Scripps Retiree Medical Program” shall have the meaning ascribed thereto in Section 5.04(c)(i) of this Agreement and described in Exhibit C.

“Scripps Retirement Plan” means the Scripps Pension Plan (including the Scripps Group Pension Plan).

“Scripps RIP” means the Scripps Retirement and Investment Plan, (including the Scripps Group Retirement and Investment Plan With Match, and the Scripps Group Retirement and Investment Plan Without Match).

“Scripps Share Plans” means, collectively, The E.W. Scripps Company 2010 Long-Term Incentive Plan, The E.W. Scripps Company Amended and Restated 1997 Long-Term Incentive Plan, The E.W. Scripps 1997 Deferred Compensation and Stock Plan for Directors, and any other stock option or stock incentive compensation plan or arrangement maintained before the Closing Date for employees, officers, non-employee directors or other independent contractors of Scripps or its Subsidiaries or Affiliates, as amended (exclusive of the Scripps Employee Stock Purchase Plan).

“Scripps Spinco” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Scripps Welfare Plans” shall have the meaning ascribed thereto in Section 5.02 of this Agreement.

“Successor Plan” shall have the meaning ascribed thereto in Section 2.01(f) of this Agreement.

“SNOC” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Third-Party Claim” shall have the meaning ascribed thereto in Section 10.03(a) of this Agreement.

“Transferred Employees Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.05 of this Agreement.

“Transferring Journal Employee” except as otherwise provided in this Agreement, means any individual who, as of the Journal Newspaper Distribution, either (a)(i) is then a current employee of (including any full-time, part-time, temporary employee or an individual in any other employment relationship with), or then on a leave of absence (including, without limitation, paid or unpaid leave, disability, medical, personal or any other form of leave) from, any Journal Newspaper Entity and (ii) who is primarily employed in connection with the Journal Newspaper Business, or (b) has been designated by Journal as a Transferring Journal Employee on Section 1.01 of the Schedules hereto, subject to the consent of Scripps, which consent shall not unreasonably be withheld, delayed or conditioned, under the heading “Transferring Journal Employees.”  A Transition Period Services Provider shall not be considered a Transferring Journal Employee unless and until employed by Newco after the Transition Period End Date.

“Transferring Scripps Employee” means any individual who, as of the Scripps Newspaper Distribution, either (a)(i) is then a current employee of (including any full-time, part-time, temporary employee or an individual in any other employment relationship with), or then on a leave of absence (including, without limitation, paid or unpaid leave, disability, medical, personal or any other form of leave) from, any Scripps Newspaper Entity and (ii) who is primarily employed in connection with the Scripps Newspaper Business, or (b) has been designated by Scripps as a Transferring Scripps Employee on Section 1.01 of the Schedules hereto, subject to the consent of Journal, which consent shall not unreasonably be withheld, delayed or conditioned, under the heading “Transferring Scripps Employees.”  A Transition Period Services Provider shall not be considered a Transferring Scripps Employee unless and until employed by Newco after the Transition Period End Date.

“Transition Credit” shall have the meaning ascribed to it in Section 6.03 of this Agreement.

“Transition Credit Contribution” shall have the meaning ascribed to it in Section 4.01(d) of this Agreement.

“Transition Period” means, with respect to each Scripps Benefit Plan in which any Newco Group member is a Participating Company, the period of time beginning on the Closing Date and ending on December 31, 2015, or such other ending date as may later be agreed upon by the Parties.

“Transition Period End Date” means the last day of the Transition Period.

“Transition Period Services Providers” shall have the meaning ascribed to it in Section 2.05 of this Agreement.

SECTION 1.03    General Interpretive Principles.  Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires.  The words “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph, exhibit and schedule are references to the Articles, Sections, paragraphs, exhibits and schedules to this Agreement unless otherwise specified.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.  Any reference to any federal, state, local or non-U.S. statute or Applicable Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

ARTICLE II
GENERAL PRINCIPLES

SECTION 2.01    Scripps Employee Matters.

(a)            Effective not later than immediately before the Distribution Time, Scripps shall cause all Active Transferring Scripps Employees to become, or to continue to be, employees of a Scripps Newspaper Entity subject to the consent of Journal with respect to employee's "to become" employees of a Scripps Newspaper Entity which consent shall not be unreasonably delayed, conditioned or withheld.  Scripps and its Subsidiaries shall not take any action that is not otherwise permitted under this Agreement or the MTA that would interfere with such employees so becoming employed, or so remaining employed, as the case may be, by a Scripps Newspaper Entity.  As of the Scripps Newspaper Distribution, the Scripps Newspaper Entities shall have no employees other than the Active Transferring Scripps Employees.  Transferring Scripps Employees, who at the time of the Scripps Newspaper Distribution are not Active Transferring Scripps Employees by reason of being on leave (as described in the definition of Active Transferring Scripps Employees) shall remain (or become) an employee of Scripps until medically cleared to return to work.  Upon becoming medically cleared to return to work, the employee shall become an Active Transferring Scripps Employee and shall be hired by Newco.

(b)            As of the Distribution Time, except as expressly provided in this Agreement or the MTA, Scripps and its Subsidiaries (other than the Scripps Newspaper Entities) shall assign to the Scripps Newspaper Entities, to the extent applicable, and the Scripps Newspaper Entities shall assume or retain, as applicable, and hereby agree to pay, perform, fulfill and discharge, (i) all Liabilities under all Scripps Newspaper Benefit Plans, (ii) all Liabilities incurred with respect to Active Transferring Scripps Employees under all Scripps Benefit Plans (excluding any such Liability that is a Scripps Broadcast Liability, including as set forth on Section 1.01 of the Scripps Disclosure Schedule to the MTA under the heading “Scripps Broadcast Liabilities” or as expressly retained by Scripps pursuant to this Agreement), (iii) all Liabilities with respect to the employment or termination of employment of all Active Transferring Scripps Employees, including those Liabilities arising out of or resulting from employment by Scripps or its Subsidiaries on or before the Closing Date and (iv) all Liabilities with respect to other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Scripps or its Subsidiaries, or who is or was in any other employment, non-employment, retainer, or other relationship with Scripps or its Subsidiaries), to the extent arising in connection with or as a result of employment with or the performance of services for Scripps and its Subsidiaries in connection with the Scripps Newspaper Business. All Assets held in trust to fund and all insurance policies funding, any Liabilities expressly assumed or retained by Scripps Newspaper Entities pursuant to the operation of this Section 2.01(b) shall be Scripps Newspaper Assets, except to the extent specifically provided otherwise in this Agreement or the MTA.

(c)            As of the Distribution Time, except as expressly provided in this Agreement or the MTA, Scripps and its Subsidiaries (other than the Scripps Newspaper Entities) shall assume or retain, as applicable, and Scripps hereby agrees to pay, perform, fulfill and discharge, (i) all Liabilities under all Scripps Benefit Plans not expressly assumed by the Scripps Newspaper Entities pursuant to Section 2.01(b)(ii) above, (ii) all Liabilities with respect to all Scripps Broadcast Employees under all Scripps Benefit Plans that are not Scripps Newspaper Liabilities, (iii) all Liabilities with respect to the employment or termination of employment of all Scripps Broadcast Employees, (iv) all Liabilities with respect to Scripps Newspaper Leave Employees (but only for the period of time that they remain Scripps Employees); (v) all Liabilities with respect to other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Scripps or its Subsidiaries, or who is or was in any other employment, non-employment, retainer or other relationship with Scripps or its Subsidiaries), to the extent arising in connection with or as a result of employment with or the performance of services for Scripps or its Subsidiaries in connection with any business other than the Scripps Newspaper Business and (vi) any other Liabilities expressly assigned to Scripps or its Subsidiaries (other than the Scripps Newspaper Entities) under this Agreement or the MTA, including the Scripps Broadcast Liabilities.  All Assets held in trust to fund, and all insurance policies funding, any Liabilities expressly assumed or retained by Scripps and its Subsidiaries (other than the Scripps Newspaper Entities) pursuant to the operation of this Section 2.01(c) shall be Scripps Broadcast Assets, except to the extent specifically provided otherwise in this Agreement or the MTA.

(d)            Notwithstanding anything in this Agreement or the MTA to the contrary, Scripps and its Subsidiaries (other than the Scripps Newspaper Entities) shall retain all Liabilities and Assets relating to health plan or insurance claims paid to or on behalf of Transferring Scripps Employees or their eligible spouses or dependents prior to the Closing Date under any health insurance plan or policy sponsored or maintained by Scripps or its Subsidiaries (other than the Scripps Newspaper Entities).

(e)            Each Active Transferring Scripps Employee will receive service credit for all periods of employment with Scripps or any of its Subsidiaries or any predecessor thereof prior to the Newspaper Merger Effective Time for purposes of vesting, eligibility and benefit levels under any Newco Benefit Plan in which such employee participates after the Newspaper Merger Effective Time, to the extent that such service was recognized under any analogous plan of Scripps or any of its Subsidiaries in effect immediately prior to the Newspaper Merger Effective Time; provided that no such service credit shall be given for purposes of benefit accruals under any defined benefit pension plan or where such credit would result in a duplication of benefits.

(f)            If on or after the Newspaper Merger Effective Time any Active Transferring Scripps Employee becomes covered under any benefit plan providing medical, dental, health, pharmaceutical or vision benefits (a “Successor Plan”), other than the plan in which he or she participated immediately prior to the Newspaper Merger Effective Time (a “Prior Plan”), any such Successor Plan shall not include any restrictions or limitations with respect to any pre-existing condition exclusions and actively-at-work requirements (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and, except as otherwise required by law, any eligible expenses incurred by such Active Transferring Scripps Employee and his or her covered dependents during the calendar year in which the Active Transferring Scripps Employee becomes covered under any Successor Plan shall be taken into account under any such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during a period in which the Active Transferring Scripps Employee or covered dependent was covered under a corresponding Prior Plan.

SECTION 2.02    Journal Employee Matters.

(a)            Effective not later than immediately before the Distribution Time, Journal shall cause all Active Transferring Journal Employees to become, or to continue to be, employees of a Journal Newspaper Entity, subject to the consent of Scripps with respect to employees “to become” employees of a Journal Newspaper Entity, which consent shall not be unreasonably delayed, conditioned or withheld.  Journal and its Subsidiaries shall not take any action that is not otherwise permitted under this Agreement or the MTA that would interfere with such employees so becoming employed, or so remaining employed, as the case may be, by a Journal Newspaper Entity.  As of the Journal Newspaper Distribution, the Journal Newspaper Entities shall have no employees other than the Active Transferring Journal Employees.  Transferring Journal Employees, who at the Distribution Time are not Active Transferring Journal Employees by reason of being on leave (as described in the definition of Active Transferring Journal Employees) shall remain (or become) an employee of Journal until medically cleared to return to work.  Upon becoming medically cleared to return to work, the employee shall become an Active Transferring Journal Employee and shall be hired by Newco.

(b)            As of the Distribution Time, except as expressly provided in this Agreement or the MTA, Journal and its Subsidiaries (other than the Journal Newspaper Entities) shall assign to the Journal Newspaper Entities, to the extent applicable, and the Journal Newspaper Entities shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge, (i) all Liabilities under all Journal Newspaper Benefit Plans, (ii) certain Liabilities as specified in this Agreement incurred with respect to Transferring Journal Employees under all Journal Benefit Plans (excluding any such Liability that is a Journal Broadcast Liability, including as set forth on Section 1.01 of the Journal Disclosure Schedule to the MTA under the heading “Journal Broadcast Liabilities”), (iii) all Liabilities with respect to the employment or termination of employment of all Active Transferring Journal Employees, including those Liabilities arising out of or resulting from employment by Journal or its Subsidiaries on or before the Closing Date and (iv) all Liabilities with respect to other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Journal or its Subsidiaries, or who is or was in any other employment, non-employment, retainer or other relationship with the Journal or its Subsidiaries), to the extent arising in connection with or as a result of employment with or the performance of services for Journal and its Subsidiaries in connection with the Journal Newspaper Business.  All Assets held in trust to fund, and all insurance policies funding, any Liabilities expressly assumed or retained by Journal Newspaper Entities pursuant to the operation of this Section 2.02(b) shall be Journal Newspaper Assets, except to the extent specifically provided otherwise in this Agreement or the MTA.

(c)            As of the Distribution Time, except as expressly provided in this Agreement or the MTA, Journal and its Subsidiaries (other than the Journal Newspaper Entities) shall assume or retain, as applicable, and Journal hereby agrees to pay, perform, fulfill and discharge, (i) all Liabilities under all Journal Benefit Plans not expressly assumed by the Journal Newspaper Entities pursuant to Section 2.02(b)(ii) above, (ii) all Liabilities with respect to all Journal Broadcast Employees under all Journal Benefit Plans that are not Journal Newspaper Liabilities, (iii) all Liabilities with respect to the employment or termination of employment of all Journal Broadcast Employees, (iv) all Liabilities with respect to Journal Newspaper Leave Employees (but only for the period of time that they remain Journal Employees); (v) all Liabilities with respect to other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Journal or its Subsidiaries, or who is or was in any other employment, non-employment, retainer or other relationship with Journal or its Subsidiaries), to the extent arising in connection with or as a result of employment with or the performance of services to Journal or its Subsidiaries in connection with any business other than the Journal Newspaper Business and (vi) any other Liabilities expressly assigned to Journal or its Subsidiaries (other than the Journal Newspaper Entities) under this Agreement or the MTA, including the Journal Broadcast Liabilities. All Assets held in trust to fund, and all insurance policies funding, any Liabilities expressly assumed or retained by Journal and its Subsidiaries (other than the Journal Newspaper Entities) pursuant to the operation of this Section 2.02(c) shall be Journal Broadcast Assets, except to the extent specifically provided otherwise in this Agreement or the MTA.

(d)            Notwithstanding anything in this Agreement or the MTA to the contrary, Journal and its Subsidiaries (other than the Journal Newspaper Entities) shall retain all Liabilities and Assets relating to health plan or insurance claims paid to or on behalf of Transferring Journal Employees or their eligible spouses or dependents prior to the Closing Date under any health insurance plan or policy sponsored or maintained by Journal or its Subsidiaries (other than the Journal Newspaper Entities).

(e)            Each Active Transferring Journal Employee will receive service credit for all periods of employment with Journal or any of its Subsidiaries or any predecessor thereof prior to the Newspaper Merger Effective Time for purposes of vesting, eligibility and benefit levels under any Newco Benefit Plan in which such employee participates after the Newspaper Merger Effective Time, to the extent that such service was recognized under any analogous plan of Journal or any of its Subsidiaries in effect immediately prior to the Newspaper Merger Effective Time; provided that no such service credit shall be given for purposes of benefit accruals under any defined benefit pension plan or where such credit would result in a duplication of benefits.

(f)            If on or after the Newspaper Merger Effective Time any Active Transferring Journal Employee becomes covered under any Successor Plan, other than a Prior Plan, any such Successor Plan shall not include any restrictions or limitations with respect to any pre-existing condition exclusions and actively-at-work requirements (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and, except as otherwise required by law, any eligible expenses incurred by such Active Transferring Journal Employee and his or her covered dependents during the calendar year in which the Active Transferring Journal Employee becomes covered under any Successor Plan shall be taken into account under any such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during a period in which the Active Transferring Journal Employee or covered dependent was covered under a corresponding Prior Plan.

SECTION 2.03    No Third Party Beneficiaries.  No Active Transferring Scripps Employee or beneficiary or dependent thereof, Active Transferring Journal Employee or beneficiary or dependent thereof, or any other future, present or former employee of Scripps, Journal, Newco or any of their respective Subsidiaries or Affiliates shall have any third party beneficiary rights or rights to any specific levels of compensation or benefits or rights to continued employment as a result of the application of this Article 2 or any other provision of this Agreement or the MTA.

SECTION 2.04    Reimbursements.

(a)            In General.  It is the intent of the Parties that, unless expressly provided otherwise in this Agreement, Liabilities for health and welfare plan benefits and workers’ compensation Liabilities generally be the responsibility of Scripps for claims paid to its employees and their spouses and dependents after the Closing Date and of Newco for claims paid to its employees and their spouses or dependents  after the Closing Date irrespective of when the underlying claim is incurred if claims are paid in the ordinary course in accordance with past practice.

(b)            Newco Reimbursement.  From time to time after the Closing Date, Newco shall promptly reimburse Scripps, upon Scripps’ presentation of such substantiating documentation as Newco shall reasonably request, for the cost of any Liabilities satisfied by Scripps or its Subsidiaries or Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Newco or any of its Subsidiaries or Affiliates, including Liabilities of Scripps Newspaper Leave Employees and Journal Newspaper Leave Employees.

(c)            Scripps Reimbursement.  From time to time after the Closing Date, Scripps shall promptly reimburse Newco, upon Newco’s presentation of such substantiating documentation as Scripps shall reasonably request, for the cost of any Liabilities satisfied by Newco or its Subsidiaries or Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Scripps, Journal or any of their Subsidiaries or Affiliates.

SECTION 2.05    Transition Period Services.  Certain employees of Journal and Scripps who will not become Transferring Scripps Employees or Transferring Journal Employees may be necessary to the operation of Newco during the Transition Period.  At least 30 days prior to Closing Date, Newco will identify to Journal and Scripps these Journal or Scripps employees (the “Transition Period Services Providers”) and the approximate period for which their services will be required.  The Transition Period Services Providers shall remain employed by Scripps or Journal but provide services to Newco through the Transition Services Agreement.  For the period services are provided to Newco by a Transition Period Service Provider, Newco will reimburse Scripps (via the Transition Services Agreement) for the payroll, benefits and other costs of the Transition Period Services Provider (other than those related to retention, severance or retiree health benefit programs).  Scripps shall remain responsible for any Liabilities for the payroll, benefits and other costs of these Transition Period Services Providers, including under retention, severance or retiree health benefit programs.  Any Transition Period Services Provider whose services are required after the Transition Period End Date shall become employees of Newco and Newco shall be responsible for any Liabilities to these Transition Period Services Providers, including any retention, severance or retiree health benefits beginning on the date the person becomes employed by Newco.  A Transition Period Services Provider shall never become a Transferring Scripps Employee or Transferring Journal Employee unless they are employed by Newco after the Transition Period End Date.

ARTICLE III
QUALIFIED DEFINED BENEFIT PLANS

SECTION 3.01    Scripps Retirement Plan.  Scripps shall continue to sponsor, maintain and fund the Scripps Retirement Plan.  Transferring Scripps Employees shall no longer be eligible to participate in the Scripps Retirement Plan upon the Closing Date, and shall not be eligible to continue to accrue future pay credits or benefits, become eligible (if not already) for any forms of subsidized early retirement benefits, or otherwise become eligible for the Scripps Retiree Medical Program after the Closing Date.  Scripps will continue to administer the Scripps Retirement Plan for the benefit of the Transferring Scripps Employees and their beneficiaries or alternate payees.  No Journal Broadcast Employee will be eligible to participate in the Scripps Retirement Plan.  Scripps also will continue to maintain and administer that portion of the Scripps Retirement Plan that is comprised of, and sponsored by, the Albuquerque Publishing Company and Journal Publishing Company provided, however, that nothing in this Agreement shall limit in any way whatsoever, any future decisions by Scripps to amend, freeze, merge, or terminate the Scripps Retirement Plan, in particular, with respect to Transferring Scripps Employees or the participants in and through the Albuquerque Publishing Company and Journal Publishing Company.  Newco shall have no Liabilities with respect to the Scripps Retirement Plan including no liability with respect to participants in the Albuquerque Publishing Company or the Journal Publishing Company portions of the Scripps Retirement Plan.

SECTION 3.02    Scripps Property Plans.  Scripps shall continue to maintain, administer, and fund, all as required by Applicable Law, the Scripps Property Plans.  Scripps shall continue to sponsor the Knoxville Newspaper Editorial Retirement Income Plan.  No new participants shall ever become eligible to participate in any of these plans.  With regard to the Memphis Plans, Scripps and Memphis Publishing Company shall take such actions as are necessary to cause Scripps to become the successor plan sponsor on the Closing Date.  Nothing in this Agreement shall limit in any way whatsoever, any future decisions by Scripps to amend, freeze, merge, or terminate any one or all of the Scripps Property Plans at any time, or from time to time.

SECTION 3.03    Journal Retirement Plan.  At the Broadcast Merger Effective Time, Scripps shall become the successor plan sponsor of the Journal Retirement Plan and shall maintain, administer, and fund the plan in accordance with Applicable Law. Scripps shall also assume Journal’s rights and responsibilities with respect to the trust assets which fund the Journal Retirement Plan.  Journal shall file such forms, attachments, enclosures, and related information, as is necessary under Applicable Law, to notify the IRS, the Pension Benefit Guaranty Corporation, and all affected participants, retirees, beneficiaries, and alternate payees of the transfer of plan sponsorship to Scripps.  Journal shall amend the Journal Retirement Plan, as necessary, to effectuate this transfer, and shall cooperate with Scripps as necessary, and provide all information, data, and records in its possession to enable Scripps to carry out this function.  Journal shall notify all vendors and advisors of the plan of this transfer and assign any and all rights to contracts with these vendors and advisors to Scripps; provided, however, that Scripps shall not be required to utilize or contract with these vendors and advisors and shall be free, in any event, to substitute other vendors and advisors to provide services for the plan.  Scripps agrees to accept the transfer of sponsorship, administer the plan in accordance with its terms, and to operate, fund, and maintain the plan in accordance with its terms and with Applicable Law and shall take such actions as are necessary and proper to effectuate this transfer and assumption of sponsorship; provided, however, that nothing in this Agreement shall limit in any way whatsoever any future decisions by Scripps to amend, freeze, merge, or terminate the Journal Retirement Plan after the Closing Date.

SECTION 3.04    Multiemployer Pension Plans.

(a)            Scripps.  As of the date of execution of the MTA, Scripps contributes to and participates in the following multiemployer pension plans:  (i) the GCIU Employers Retirement Fund, City of Industry, California (for Bremerton, Washington; Evansville, Indiana; and Knoxville, Tennessee Pressmen) and (ii) the CWA/ITU Negotiated Pension Plan, Colorado Springs, Colorado (for Evansville, Indiana and Knoxville, Tennessee Mailers).  Journal and Newco agree that Evansville Courier Company will continue, after the Newspaper Merger Effective Time, to be a participating employer in the CWA/ITU Negotiated Pension Plan for its Mailers in Evansville, Indiana; provided, however, that nothing in this Agreement shall preclude Evansville Courier Company from withdrawing from this plan, completely or partially, but in such case, Newco agrees that it and Evansville Courier Company will be jointly liable for any withdrawal liability assessment at the time of any such withdrawal.  With regard to the CWA/ITU Negotiated Pension Plan (for Knoxville, Tennessee Mailers), Newco agrees that it will become a successor employer to Scripps’ obligations to contribute to these plans, will comply with the Sale of Assets provisions of ERISA Section 4204 if applicable to the Transactions, and will cooperate with Scripps and each of the plans as reasonably requested to execute such contracts or agreements as necessary to evidence this intent and agreement.  Further, nothing in this Agreement shall prevent Newco from withdrawing from the CWA/ITU Negotiated Pension Plan, completely or partially, but in such case, Newco will be liable for any withdrawal liability assessment at the time of such withdrawal.  Prior to the Closing Date, Scripps will use commercially reasonable efforts to withdraw, on behalf of itself and all of its Subsidiaries, from the GCIU Employers Retirement Fund.  Scripps will also use commercially reasonable efforts to negotiate a lump sum settlement of its withdrawal liability to the GCIU Employers Retirement Fund equal to (or less than) the present value of its monthly payments to the fund and obtain a release of any liability (including liability assessments of additional withdrawal liability in the event of a mass withdrawal, including any subsequent reallocation or redetermination of withdrawal liability) to the fund.  Newco shall be responsible for any future assessments of additional withdrawal liability as a result of a mass withdrawal from the fund, including any subsequent reallocation or redetermination of withdrawal liability.  In the event that withdrawal is not accomplished prior to the Closing, Newco will cooperate with Scripps in completing the withdrawal and Scripps shall remain responsible for payment of the withdrawal liability.

ARTICLE IV
QUALIFIED DEFINED CONTRIBUTION PLANS

SECTION 4.01    As of the Closing Date and During the Transition Period.

(a)            The Newco 401(k) Plan.  As of the Closing Date, Newco shall establish a so-called “401(k)” plan for the benefit of employees of the Newco Group (the “Newco 401(k) Plan”), or shall cause one of its Subsidiaries or Affiliates to establish such a plan.  Newco shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain, and administer the Newco 401(k) Plan so that it is qualified under Sections 401(a) and 401(k) of the Code, and so that the related trust is exempt from income tax under Section 501(a) of the Code.  Such actions shall include either:  (i) applying for a favorable determination letter from the IRS; or (ii) the adoption of a preapproved or prototype plan with a favorable notification letter to the plan document sponsor, combined with the appropriate use and application of the plan document in a manner pursuant to which Newco can rely on the plan document sponsor’s notification letter from the IRS.  Newco shall accept a transfer to the Newco 401(k) Plan of the account balances of Active Transferring Journal Employees and Active Transferring Scripps Employees.

(b)            The Journal 401(k) Plan.  Journal will fully vest the account balances of all Journal Participants under the Journal 401(k) Plan effective as of the Closing Date.  Journal shall take such action as is necessary, appropriate and reasonable to spin off to the Scripps RIP the account balances of all participants of the Journal 401(k) Plan except the Account balances of Active Transferring Journal Employees as soon as administratively feasible.  Journal and Newco then will take such action as is necessary, appropriate and reasonable to merge the Journal 401(k) Plan into the Newco 401(k) Plan and transfer all related assets of the trust for the Journal 401(k) Plan into the trust for the Newco 401(k) Plan as soon as administratively feasible.  Journal and Newco shall be responsible for governmental and participant notifications in furtherance of the foregoing actions.

(c)            Scripps RIP.  Effective as of the Closing Date, Scripps shall as soon as practicable cause the Scripps RIP to accept the transferred account balances of all participants under the Journal 401(k) Plan except the Account balances of Active Transferring Journal Employees as soon as administratively feasible.  At such time, Scripps also shall fully vest the account balances of all Active Transferring Scripps Employees and shall, as soon as administratively feasible, transfer to the Newco 401(k) Plan from the Scripps RIP in a trustee to trustee transfer, the account balances of Active Transferring Scripps Employees.  Scripps shall take such actions as are necessary, appropriate and reasonable to effectuate these actions, including all appropriate governmental or participant notifications. Newco will reimburse Scripps for all employer matching contributions made by Scripps to the accounts of Journal Newspaper Leave Employees and Scripps Newspaper Leave Employees while they remain employees of Scripps.

(d)            Transition Credit Contribution.

(i)            With Respect to Scripps Retirement Plan Participants.  Prior to or as soon as administratively practicable following the Closing Date, Scripps shall contribute an amount to the Scripps RIP account of each Active Transferring Scripps Employee equal to the “Transition Credit Contribution” (as defined under the Scripps RIP) that the Active Transferring Scripps Employee would have received under the terms of that plan in effect on the date of this Agreement had his or her employment with Scripps continued from the Closing Date until December 31, 2015, assuming for this purpose that the rate of the Active Transferring Scripps Employee’s eligible quarterly compensation for the period that the Active Transferring Scripps Employee is deemed to be so employed shall equal the rate in effect for the calendar quarter ending immediately prior to the Closing Date (but excluding for this purpose only, any one-time or annual payments, such as annual incentives).  Except as specifically provided in this Section 4.01(d), in no event shall a Transferring Scripps Employee receive a Transition Credit Contribution with respect to any service or compensation commencing on or after the Closing Date.

(ii)            With Respect to GCIU Employer Retirement Fund Participants.  Scripps has negotiated with the Pressmen Unions at each of its Bremerton, Washington; Knoxville, Tennessee; and Evansville, Indiana operations to withdraw from the GCIU Employers’ Retirement Fund, effective as of June 30, 2014, or as soon as practicable thereafter.  Commencing July 1, 2014, Scripps has agreed to pay to the Scripps RIP, a transition credit contribution of one hundred dollars ($100.00) per covered Pressmen employee, per calendar quarter, in advance for such calendar quarter, for the duration of the respective collective bargaining agreements at and with each of the applicable local unions.  Scripps agrees to pay this transition credit contribution to the Scripps RIP until the Newspaper Merger Effective Time. Thereafter, Newco agrees to pay this transition credit contribution to the Newco 401(k) Plan.

(iii)            Journal 401(k) Plan Match True Up.  As soon as administratively practicable following the final Journal payroll, Journal shall contribute a true-up matching contribution to the Journal 401(k) Plan on behalf of Journal Broadcast Employees and Active Transferring Journal Employees eligible for such a contribution and employed on the Closing Date for the portion of the Plan Year during which such Journal Broadcast Employees and Active Transferring Journal Employees participated in the Journal 401(k) Plan.

(e)            Great Empire ESOP.  Prior to the Closing Journal will use commercially reasonable efforts to resolve all Liabilities with respect to the Great Empire Broadcasting, Inc. Employee Stock Ownership Plan (the “GEB ESOP”).  For this purpose, commercially reasonable efforts will include  taking the following actions:  (i) updating the plan documents to comply with requirements for tax qualification under  the Code; (ii) filing a Voluntary Compliance Program under IRS Revenue Procedure 2013-12 to remediate the non-amender status of the plan document; (iii) filing a determination letter request  to ask the IRS for a determination letter on the termination of the plan; (iv) making  an effort to locate lost participants to distribute the assets  in their accounts;  and (v) establishing rollover  IRAs for lost participants who cannot  be located, to the extent allowable under Applicable Laws.  In the event all Liabilities with respect to the GEB ESOP are not resolved as of the Closing Date, Scripps shall assume all of Journal’s rights and responsibilities and liabilities with respect to the GEB ESOP.

SECTION 4.02    Account Balance Transfer Rules.  All balances (except for loans) shall be transferred in cash and no balances (except for loans) shall be transferred in-kind except to the extent an in-kind transfer is acceptable to the applicable vendor and reduces transfer costs.  Loan balances shall be transferred in kind; provided, however the entire account balance (including the loans) must be transferred and, subject to Applicable Law and any required consent of the participants, any such loans may be reamortized as required to reflect any differences in payroll periods.

ARTICLE V
HEALTH AND WELFARE PLANS

SECTION 5.01    Health and Welfare Plans Maintained by Journal Prior to the Closing Date.  Journal or one or more of its Subsidiaries or Affiliates maintains each of the health and welfare plans set forth on Exhibit A attached hereto (the “Journal Welfare Plans”) for the benefit of eligible Journal Employees.  Effective as of the Broadcast Merger Effective Time, Scripps (or one of its Subsidiaries or Affiliates) will become the successor plan sponsor to the Journal Welfare Plans. At such time, and thereafter, either Scripps (or one of its Subsidiaries or Affiliates) shall continue to maintain, at their sole discretion, the Journal Welfare Plans.  Except as expressly provided in this Agreement, nothing in this Agreement is intended to limit in any way whatsoever Scripps’ ability to amend, merge, or terminate any Journal Welfare Plan after the Broadcast Merger Effective Time.

SECTION 5.02    Health and Welfare Plans Maintained by Scripps Prior to the Closing Date.  Scripps or one or more of its Subsidiaries or Affiliates maintains each of the health and welfare plans set forth on Exhibit B attached hereto (the “Scripps Welfare Plans”) for the benefit of eligible Scripps Employees.

SECTION 5.03    Establishment of the Newco Welfare Plans as of the Closing Date.

(a)            Two Sets of Newco Welfare Plans – Mirror Journal Welfare Plans and Mirror Scripps Welfare Plans.  Effective as of the Closing Date, Newco (acting directly or through its Subsidiaries or Affiliates) shall sponsor two sets of health and welfare plans for the benefit of its employees.  One set of health and welfare benefit plans shall be the Newco Mirror Journal Welfare Plans, which Newco shall sponsor and which shall be for the benefit of Active Transferring Journal Employees and shall be a so-called “mirror image” of the Journal Welfare Plans (“Mirror Journal Welfare Plans”).  The second set of health and welfare benefit plans shall be established for the benefit of Active Transferring Scripps Employees and shall mirror the Scripps Welfare Plans (“Mirror Scripps Welfare Plans”).  Collectively, the two sets of health and welfare plans established and sponsored by Newco shall be referenced as the “Newco Welfare Plans.”  The Newco Welfare Plans shall be administered in the same manner and using the same vendors as the Scripps Welfare Plans and Journal Welfare Plans, respectively, are administered, to the extent reasonably possible, with Newco as the plan sponsor of the Newco Welfare Plans.  During the Transition Period:  (i) Active Transferring Scripps Employees shall be entitled to continue to participate in Mirror Scripps Welfare Plans under substantially the same basis and cost that they were participating in the Scripps Welfare Plans; (ii) Active Transferring Journal Employees shall be entitled to continue to participate in Mirror Journal Welfare Plans under substantially the same basis and cost that they were participating in the Journal Welfare Plans; and (iii) Scripps will provide administrative services for the Newco Welfare Plans, during the Transition Period, pursuant to the Transition Services Agreement among the parties thereto.  Upon the Transition Period End Date, Newco shall provide such employee benefits plans and programs to Active Transferring Scripps Employees and Active Transferring Journal Employees as it provides to all other Newco Employees, upon and subject to the same terms, conditions and costs.

(b)            Terms of Participation in Newco Welfare Plans.  Newco (acting directly or through its Subsidiaries or Affiliates) shall cause the Newco Welfare Plans to (i) waive all limitations as to pre-existing conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Active Transferring Scripps Employees and Active Transferring Journal Employees, other than limitations that were in effect with respect to employees as of the Closing Date, (ii) except as otherwise required by law, provide credit for any deductible, out-of-pocket maximum, and co-payment incurred by participants under the Scripps Welfare Plans or Journal Welfare Plans in which they participated immediately prior to the Closing Date, in satisfying any applicable deductible or out-of-pocket requirements under any Newco Welfare Plans during the same plan year in which such deductible, out-of-pocket maximums and co-payments were made, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an Active Transferring Scripps Employee or Active Transferring Journal Employee, as the case may be, following the Closing Date to the extent such participant had satisfied any similar limitation under the analogous Scripps Welfare Plan or Journal Welfare Plan.

SECTION 5.04    Scripps Welfare Plans After Closing.

(a)            Continuation of the Journal Welfare Plans.  From the Broadcast Merger Effective Time through the Transition Period End Date, in addition to the Scripps Welfare Plans, Scripps shall continue to sponsor Journal Welfare Plans for the benefit of the Journal Broadcast Employees and Journal Newspaper Leave Employees.  Such Journal Welfare Plans shall be administered in the same manner and using the same vendors as the Journal Welfare Plans were administered prior to the Broadcast Merger Effective Time, to the extent reasonably possible, with Scripps (or a Subsidiary or Affiliate thereof) as the successor plan sponsor of the Journal Welfare Plans.  During the Transition Period, Journal Broadcast Employees and Journal Newspaper Leave Employees shall be entitled to continue to participate in Journal Welfare Plans upon substantially the same basis and cost that they were participating in the Journal Welfare Plans prior the Broadcast Merger Effective Time.  Upon the Transition Period End Date, Scripps shall provide such employee benefit plans and programs to the Journal Broadcast Employees and Journal Newspaper Leave Employees as it provides to other Scripps Employees, upon and subject to the same terms, conditions and costs.

(b)            Terms of Participation in the Journal Welfare Plans.  Scripps (acting directly or through its Subsidiaries or Affiliates), after the Broadcast Merger Effective Time, shall cause the Journal Welfare Plans to (i) waive all limitations as to pre-existing conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Journal Broadcast Employees and Journal Newspaper Leave Employees as of the Closing Date, (ii) provide credit for any deductible, out-of-pocket maximum, and co-payment incurred by participants under the Journal Welfare Plans in which they participated immediately prior to the Closing Date, in satisfying any applicable deductible or out-of-pocket requirements under any Journal Welfare Plans during the same plan year in which such deductible, out-of-pocket maximums and co-payments were made, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Journal Broadcast Employee or Journal Newspaper Leave Employee to the extent such participant had satisfied any similar limitation under the analogous Journal Welfare Plans prior to the Broadcast Merger Effective Time.

(c)            Retiree Medical Programs.  The Retiree Medical Programs of Scripps, Journal and Newco (the “Retiree Medical Programs”) will be handled as follows:

(i)            Overall Intent of the Parties.  The overall intent of the Parties is for all eligible employees and eligible retirees of the Newspaper Businesses to become covered by the Newco Retiree Program (defined below) and for all other eligible employees and eligible retirees to become covered by the Scripps Retiree Medical Program (defined below).  The mechanics of how this will work during the Transition Period, after the Transition Period End Date, and the circumstances and limitations with respect to which the Parties have agreed to provide these benefits, are set forth in greater detail below.

(ii)            Post-Closing Retiree Medical Programs of Newco.  Effective as of the Closing Date, Newco (acting directly or through its Subsidiaries or Affiliates) shall:  (A) become the successor plan sponsor of the Journal Retiree Program (as described in Exhibit D hereto) (the “Journal Retiree Program”) and, (B) adopt or establish a so-called “mirror image” of the Scripps Retiree Medical Program described in Exhibit C attached hereto (the “Scripps Retiree Medical Program”), which mirror-image program shall be referred to as the “Mirror Scripps Retiree Medical Program.”  The Journal Retiree Program shall continue to cover eligible Active Transferring Journal Employees and eligible current retirees of Journal who worked in the Journal Newspaper Business prior to their retirement.  The Mirror Scripps Retiree Medical Program shall cover eligible Active Transferring Scripps Employees and eligible current retirees of Scripps who worked in the Scripps Newspaper Business.  The adoption of the Journal Retiree Program and the Mirror Scripps Retiree Medical Program shall comprise the “Newco Retiree Program”.

(iii)            Post-Closing Retiree Medical Programs of Scripps.  Effective as of the Closing Date, Scripps (acting directly or through its Subsidiaries or Affiliates) shall:  (A) continue to sponsor the Scripps Retiree Medical Program, and (B) adopt or establish a so-called “mirror-image” of the Journal Retiree Program, which mirror-image program shall be referred to as the “Mirror Journal Retiree Program.”  The Scripps Retiree Medical Program shall continue to cover Scripps Broadcast Employees, and current retirees of Scripps, other than those who worked in the Scripps Newspaper Business and who will be covered under the Mirror Scripps Retiree Medical Program.  The Mirror Journal Retiree Program will cover eligible Journal Broadcast Employees.

(iv)            During the Transition Period.  The Parties contemplate that a mutual Transition Services Agreement will be necessary for them to administer these Retiree Medical Programs.  The Parties also agree not to amend, terminate, or merge the Retiree Medical Programs during the Transition Period, except as may be required under Applicable Law.

(v)            Retiree Life Insurance Coverage.  Notwithstanding anything in this Section 5.04(c) to the contrary, Scripps will assume the liability to provide the life insurance coverage benefits for any eligible grandfathered Journal Broadcast Employees.

(vi)            Executive Life Insurance Plan.  Notwithstanding anything in this Agreement to the contrary, Scripps will retain all Liabilities under the Scripps Executive Life Insurance Plan.

SECTION 5.05    Reimbursement Account Plans.  Effective as of the Closing Date, Newco (acting directly or through its Subsidiaries or Affiliates) shall establish a health and dependent care reimbursement account plan (the “Scripps Transferred Employees Reimbursement Account Plan”) with features that are comparable to those contained in the health and dependent care reimbursement account plan maintained by Scripps for the benefit of Transferring Scripps Employees immediately prior to the Closing Date (the “Scripps Employee Reimbursement Account Plan”).  Effective as of the Closing Date, Newco (acting directly or through its Subsidiaries or Affiliates) shall establish a health and dependent care reimbursement account plan (the “Journal Transferred Employees Reimbursement Account Plan”) with features that are  comparable to those contained in the health and dependent care reimbursement account plan maintained by Journal for Transferring Journal Employees immediately prior to the Closing Date) (the “Journal Employee Reimbursement Account Plan”). The Scripps Transferred Employees Reimbursement Account Plan and the Journal Transferred Employees Reimbursement Plan shall continue in effect the elections previously made by participants under, and provide benefits previously provided by, the Scripps Employee Reimbursement Account Plan and the Journal Reimbursement Account Plan.  Effective as of the Closing Date, Scripps (acting directly or through its Subsidiaries or Affiliates) shall assume the health and dependent care reimbursement account plan previously adopted by Journal (the “Journal Broadcast Employee Reimbursement Account Plan”).

SECTION 5.06    COBRA.  Effective as of the Closing Date, Scripps (acting directly or through its Subsidiaries or Affiliates) shall assume, or shall have caused its plans, or the Journal Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to all employees who, as of the day prior to the Closing Date either were covered under a Journal Welfare Plan or a Scripps Welfare Plan respectively pursuant to COBRA or were eligible to make a COBRA election (i.e., terminated prior to Closing but still in the COBRA election period).    Effective as of the Closing Date, each of Scripps (acting directly or through its Subsidiaries or Affiliates) and Newco (acting directly or through its Subsidiaries or Affiliates) shall assume responsibility for compliance with the healthcare continuation requirements of COBRA with respect to their respective employees who experience a COBRA qualifying event on and after the Closing Date.  The Parties agree that the Transactions will constitute a qualifying event under COBRA for Active Transferring Journal employees and Active Transferring Scripps Employees.

SECTION 5.07    Liabilities.

(a)            Insured Benefits.  Newco shall cause the Newco Welfare Plans to fully perform, pay and discharge all claims of Active Transferring Journal Employees and Active Transferring Scripps Employees that are paid on or after the Closing Date.  Scripps shall cause the Journal Welfare Plan to fully perform, pay and discharge all claims of Journal Broadcast Employees and Journal Newspaper Leave Employees that are paid on or after the Closing Date.  In the event the proper plan does not so pay such claim, such amount shall be a Liability of the sponsor of such plan, and shall be subject to reimbursement under Section 2.04.  All such claims shall be paid in the ordinary course in accordance with past practice, and Newco and Scripps shall cooperate to obtain appropriate insurance recoveries and coverage.

(b)            Self-Insured Benefits.  With respect to employee welfare and fringe benefits that are provided on a self-insured basis, except as otherwise provided herein, Newco (acting directly or through its Subsidiaries or Affiliates) shall cause the Newco Welfare Plans to fully perform, pay and discharge all claims of Active Transferring Journal Employees and Active Transferring Scripps Employees and their spouses and their dependents that are paid on or after such Closing Date.  With respect to employee welfare and fringe benefits that are provided on a self-insured basis, except as otherwise provided herein, Scripps (acting directly or through its Subsidiaries or Affiliates) shall cause the Journal Welfare Plans to fully perform, pay and discharge all claims of Journal Broadcast Employees, Scripps Newspaper Leave Employees, and Journal Newspaper Leave Employees and their spouses and dependants that are paid after such Closing Date.  Expenses and claims paid to or on behalf of Active Transferring Journal Employees and Transferring Scripps Employees on and after the Closing Date, shall be Liabilities of Newco, notwithstanding which plan actually pays or covers the expense or claim.  Similarly, expenses and claims paid to or on behalf of Journal Broadcast Employees, Scripps Newspaper Leave Employees, and Journal Newspaper Leave Employees and their spouses and dependents on or after the Closing Date shall be Liabilities of Scripps, notwithstanding which plan actually pays or covers the expense or claim.  In the event the proper plan does not so pay such claim, such amount shall be a Liability of the sponsor of such plan, and shall be subject to reimbursement under Section 2.04.  All such claims shall be paid in the ordinary course in accordance with past practice, and Newco and Scripps shall cooperate to obtain appropriate insurance recoveries and coverage.

(c)            Plan Establishment and Administrative Assistance.  As more specifically described in the Transition Services Agreement, Scripps and Newco shall provide assistance to each other in the establishment and administration of the Newco Benefit Plans and the benefit plans of Scripps after the Closing Date.

(d)            Disability.  The insured Journal long term disability plan shall provide coverage to Journal Broadcast Employees, Journal Newspaper Leave Employees, and Transferring Journal Employees who become eligible for coverage under such plan due to an occurrence prior to the Closing Date.  The insured portion of the Scripps long term disability plan (and the fully insured disability plans at Evansville, Indiana and Knoxville, Tennessee) shall provide coverage to Scripps Broadcast Employees, Scripps Newspaper Leave Employees, and Transferring Scripps Employees who become eligible for coverage under such plan due to an occurrence prior to the Closing Date, provided that such occurrence was at least one year prior to Closing.  Active Transferring Scripps Employees and Active Transferring Journal Employees shall not be entitled to any short term disability benefits from Scripps or Journal after the Closing Date or any long term disability benefits from Scripps to the extent they are related to the self insured portion of the Scripps long term disability plan.  Scripps shall remain responsible for all disability benefits provided to Scripps Broadcast Employees and Scripps Newspaper Leave Employees and Journal shall remain responsible for all disability benefits provided to Journal Broadcast Employees and Journal Newspaper Leave Employees.  With respect to Transferring Scripps Employees who were eligible for long term disability benefits prior to Closing, but who had not yet reached one full year since the date of occurrence of the disability (i.e., such employee was in the self-insured portion of their period of long term disability), Scripps shall either pay or provide the long term disability benefits or, if Scripps pays such benefits directly, Newco will reimburse Scripps for long term disability benefits paid or conferred after the Closing Date.

(e)            Reimbursements for the Newspaper Leave Employees.  Newco will reimburse Scripps for all self-insured health and welfare benefits paid by Scripps, after Closing, to or on behalf of Journal Newspaper Leave Employees and Scripps Newspaper Leave Employees while they remain employees of Scripps

(f)            Audit Rights.  Newco shall have the right, at its own expense, to audit, or to cause an inspection body selected by Newco and composed of members with appropriate professional qualifications to audit any invoices for the payment of self-insured medical claims, retiree medical claims, under Sections 5.07(b) through (e), respectively, in a commercially reasonable manner during normal Scripps business hours.  Scripps shall have identical rights with respect to any reimbursements requested by Newco for pre-Closing Date payments as described under Sections 5.07(b) and (c) above.

(g)            Patient Protection and Affordable Care Act Compliance.  Journal, Newco and Scripps, before and after the Closing Date, all agree to take any and all necessary actions to comply with the requirements of the Patient Protection and Affordable Care Act (“PPACA”), including (1) providing group health plan coverage that satisfies all of the requirements imposed upon relevant plans under Section 715 of ERISA and Subchapter B of Chapter 100 of  Subtitle K of the Code and that satisfies all of the relevant requirements imposed by the Fair Labor Standards Act (as amended by PPACA) upon Journal, Newco or Scripps or any Subsidiary or Affiliate with respect to such plan; and (2) maintaining employee records (or, causing such third parties to maintain such records) reasonably sufficient to enable Journal, Scripps and Newco and each Subsidiary or Affiliate to comply with all relevant reporting and disclosure requirements imposed upon any of them under Sections 6051, 6055, and 6056 of the Code and related regulations and satisfying all reporting and disclosure requirements imposed under said Sections.  Journal, Newco and Scripps shall all cooperate as necessary to meet the reporting and compliance requirements under PPACA.  In addition, Journal, Newco and Scripps shall all cooperate, as necessary, to determine the status of employees for purposes of Code Section 4980H.

(h)            HIPAA Privacy Compliance.  With regard to compliance under HIPAA, each of the welfare plans that are group health plans or include group health plan components shall have HIPAA compliance programs, including but not limited to, policies and procedures, business associate agreements with vendors, and distribution of a HIPAA Notice of Privacy Practice and health plan identifiers.  As necessary, the parties hereto shall enter into HIPAA business associate agreements, as necessary, to provide services under the Transition Services Agreement.  The parties shall cooperate in taking any actions necessary for the others’ HIPAA compliance, including with respect to health plan identifiers.

SECTION 5.08    Health Savings Accounts (“HSAs”) as of the Closing Date.  The parties agree that each HSA account is an individual account that is controlled by each individual account holder.  The Parties agree that an individual’s HSA account is not subject to ERISA, and neither Scripps nor Newco will administer any HSA account of an individual.

SECTION 5.09    Paid Time-Off Benefits/Sick Pay/Vacation.

(a)            Scripps.  During the Transition Period, Scripps will provide Journal Broadcast Employees the same sick pay and vacation benefits as Journal provided to such employees prior to the Closing Date, and shall carry over and grant credit for all such related seniority, length of service, and unused balances at the Closing Date as are used to measure the unused benefits available for the remainder of the calendar year at the Closing Date.  Scripps or Journal also will provide the same sick pay and vacation benefits to Journal Newspaper Leave Employees as Journal provided to such employees prior to Closing.  Scripps also will provide the same short term disability, paid time off, and vacation benefits to Scripps Newspaper Leave Employees as it provided to such employees prior to Closing.

(b)            Newco.  During the Transition Period, Newco will provide Active Transferring Scripps Employees and Active Transferring Journal Employees the same Paid Time Off and vacation benefits as Scripps and Journal, respectively, provided to such employees prior to the Closing Date, and shall carry over and grant credit for all such related seniority, length of service, and unused balances at the Closing Date as are used to measure the unused benefits for the remainder of the calendar year at the Closing Date.

(c)            At the Transition Period End Date.  At the Transition Period End Date all unused paid time off and vacation benefits in excess of 5 days shall be cashed out by Newco or Scripps.

(d)            Cash Out.  Prior to the Closing Date Journal shall cash out the 5th week vacation bank, the 1995 grandfathered vacation accrual and the 2008 grandfathered vacation accrual.

(e)            Reimbursement for Newspaper Leave Employees.  Newco will reimburse Scripps for all self-insured sick pay, short term disability, long term disability, paid time off and vacation benefits paid by Scripps, after Closing, to or on behalf of Journal Newspaper Leave Employees and Scripps Newspaper Leave Employees while they remain employees of Scripps.

ARTICLE VI
NONQUALIFIED PLANS

SECTION 6.01    Scripps Nonqualified Plans.  Prior to the Distribution Time, Newco shall establish a non-qualified deferred compensation plan or plans that provide benefits substantially comparable in all material respects to the benefits provided under the Scripps Nonqualified Plans, as in effect on the date of this Agreement (the “Newco Scripps Mirror Nonqualified Plans”).  As of the Distribution Time, all individuals who participated in the Scripps Nonqualified Plans immediately prior to the Distribution Time and who are either (a) Transferring Scripps Employees or (b) Former Scripps Employees who, at the time of termination of employment, were primarily employed in connection with the Scripps Newspaper Business (“Former Scripps Nonqualified Plan Participants”) shall cease to participate in the Scripps Nonqualified Plans and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Scripps Nonqualified Plan Participants to commence participation in the Newco Scripps Mirror Nonqualified Plans on terms and conditions substantially comparable in all material respects to those under the Scripps Nonqualified Plans.  Effective as of the Newspaper Merger Effective Time, Newco hereby agrees to cause the Newco Scripps Mirror Nonqualified Plans to assume and to pay, perform, fulfill and discharge all Liabilities under the Scripps Nonqualified Plans with respect to all Former Scripps Nonqualified Plan Participants therein.  Newco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Newco Scripps Mirror Nonqualified Plans. Newco shall cause the Newco Scripps Mirror Nonqualified Plans to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Former Scripps Nonqualified Plan Participants under the Scripps Nonqualified Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the Newco Scripps Mirror Nonqualified Plans.  The Newco Scripps Mirror Nonqualified Plans shall be designed and implemented in such a manner that the assumption of Liabilities and other obligations pursuant to this Section 6.01 shall not, by itself, constitute a change in the time or form of payment or an acceleration of payment with respect to any Former Scripps Nonqualified Plan Participant for purposes of Section 409A of the Code.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Scripps Mirror Nonqualified Plans solely to Former Scripps Nonqualified Plan Participants.  Neither Scripps, Journal nor their Affiliates shall have any obligations with respect to the Newco Scripps Mirror Nonqualified Plans, as they may be amended from time to time.  Effective as of the Distribution Time, Scripps shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Scripps Nonqualified Plans and The E.W. Scripps Company 1997 Deferred Compensation and Stock Plan for Directors, as they may be amended from time to time, with respect to participants other than Transferring Scripps Employees.  Newco and its Affiliates shall have no liability or responsibility with respect to the Scripps Nonqualified Plans.

SECTION 6.02    Journal Nonqualified Plans.  Prior to the Distribution Time, Newco shall establish a non-qualified deferred compensation plan or plans that provide benefits substantially comparable in all material respects to the benefits provided under the Journal Nonqualified Plans, as in effect on the date of this Agreement (the “Newco Journal Mirror Nonqualified Plans”).  As of the Distribution Time, all individuals who participated in the Journal Nonqualified Plans immediately prior to the Distribution Time and who are either (a) Transferring Journal Employees or (b) Former Journal Employees who, at the time of termination of employment, were primarily employed in connection with the Journal Newspaper Business (“Former Journal Nonqualified Plan Participants”) shall cease to participate in the Journal Nonqualified Plans and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Journal Nonqualified Plan Participants to commence participation in the Newco Journal Mirror Nonqualified Plans on terms and conditions substantially comparable in all material respects to those under the Journal Nonqualified Plans.  Effective as of the Newspaper Merger Effective Time, Newco hereby agrees to cause the Newco Journal Mirror Nonqualified Plans to assume and to pay, perform, fulfill and discharge all Liabilities under the Journal Nonqualified Plans with respect to all Former Journal Nonqualified Plan Participants therein.  Newco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Newco Journal Mirror Nonqualified Plans.  Newco shall cause the Newco Journal Mirror Nonqualified Plans to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Former Journal Nonqualified Plan Participants under the Journal Nonqualified Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the Newco Journal Mirror Nonqualified Plans.  The Newco Journal Mirror Nonqualified Plans shall be designed and implemented in such a manner that the assumption of Liabilities and other obligations pursuant to this Section 6.02 shall not, by itself, constitute a change in the time or form of payment or an acceleration of payment with respect to any Former Journal Nonqualified Plan Participant for purposes of Section 409A of the Code.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Journal Mirror Nonqualified Plans solely to Former Journal Nonqualified Plan Participants.  Neither Scripps, Journal nor their Affiliates shall have any obligations with respect to the Newco Journal Mirror Nonqualified Plans, as they may be amended from time to time.  Effective as of the Broadcast Merger Effective Time, Journal shall assign to Scripps, and Scripps shall assume or retain, as applicable, and Scripps hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Journal Nonqualified Plans, as they may be amended from time to time, with respect to participants other than Transferring Journal Employees.  Newco and its Affiliates shall have no liability or responsibility with respect to the Journal Nonqualified Plans.

SECTION 6.03    Scripps Transition Credit Plan.  Prior to the Closing Date, Scripps shall credit an amount to the account of each Transferring Scripps Employee who participates in the Scripps Transition Credit Plan equal to the “Transition Credit” (as defined under the Scripps Transition Credit Plan) that the Transferring Scripps Employee would have received under the terms of that plan in effect on the date of this Agreement had his or her employment with Scripps continued from the Distribution Time until December 31, 2015, after taking into account the Transition Credit contributed to the Scripps RIP on behalf of such Transferring Scripps Employee in accordance with Section 4.01(d) of this Agreement, assuming for this purpose that the rate of the Transferring Scripps Employee’s eligible quarterly compensation for the period that the Transferring Scripps Employee is deemed to be so employed shall equal the rate in effect for the calendar quarter ending immediately prior to the Closing Date (but excluding, for this purpose only, any one-time or annual payments, such as annual incentives).  Except as specifically provided in this Section 6.03, in no event shall a Transferring Scripps Employee receive a Transition Credit with respect to any service or compensation commencing on or after the Closing Date.

SECTION 6.04    Impact of Transactions.  Scripps, Journal and Newco acknowledge and agree that none of the Transactions alone will trigger a separation from service (within the meaning of Section 409A of the Code) of any participant in the Nonqualified Plans.

ARTICLE VII
LONG-TERM INCENTIVE AWARDS

SECTION 7.01    Long-Term Incentive Awards.  Prior to the Closing Date, Scripps and Journal shall take all actions necessary or appropriate to effect the provisions of this Article VII, including obtaining any required consents.

SECTION 7.02    Treatment of Scripps Options.

(a)            Adjustments.  Each Scripps Option that is outstanding immediately prior to the Distribution Time shall be adjusted, as of the Distribution Time, as follows:  (i) the number of Scripps Class A Common Shares subject to such adjusted Scripps Option shall equal the quotient obtained by dividing (x) the number of Scripps Class A Common Shares subject to the corresponding Scripps Option immediately prior to the Distribution Time, by (y) the Scripps Ratio, with fractional shares rounded down to the nearest whole share; and (ii) the per share exercise price of such adjusted Scripps Option shall be equal to the product obtained by multiplying (x) the per share exercise price of the corresponding Scripps Option immediately prior to the Distribution Time, by (y) the Scripps Ratio, rounded up to the nearest whole cent.

(b)            Terms and Conditions.  Except as provided in Section 7.02(a), at and after the Distribution Time, each Scripps Option shall continue to be subject to the same terms and conditions as applied immediately prior to the Distribution Time, including the terms and conditions relating to vesting, the post-termination exercise period, and the applicable exercise and tax withholding methods (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement).  Solely for purposes of determining the exercise period of a Scripps Option held by a Transferring Scripps Employee (and for no other purpose), the Transferring Scripps Employee shall be treated as having experienced a termination of employment from Scripps and its Subsidiaries, so that each Scripps Option held by a Transferring Scripps Employee shall terminate on the 90th day after the Closing Date (or, if earlier, the expiration of its full term), unless the Transferring Scripps Employee is eligible for “retirement” on the Closing Date (within the meaning of the applicable Scripps Share Plan), in which case the Scripps Option shall remain exercisable for the full duration of its term.

(c)            Exercise of Scripps Options.  Upon the exercise of a Scripps Option after the Distribution Time, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Scripps in accordance with the terms of the Scripps Option, and Scripps shall be solely responsible for the issuance of Scripps Class A Common Shares and for the withholding, reporting and remittance of all applicable taxes related to the exercise of the Scripps Option.

(d)            Waiting Period for Exercisability. The Scripps Options shall not be exercisable during a period beginning on a date prior to the Closing Date determined by Scripps in its sole discretion, and continuing until the Scripps Ratio is determined after the Closing Date, or such longer period as Scripps determines is necessary to implement the provisions of this Section 7.02.

(e)            Section 409A of the Code.  Scripps, Journal and Newco intend that the adjustments to the Scripps Options as provided in this Section 7.02 be effected in a manner such that the Scripps Options outstanding after the Distribution Time remain exempt from the application of Section 409A of the Code.  This Section 7.02 shall be construed, administered, and governed in a manner that effects such intent, and the Parties shall not take any action that would be inconsistent with such intent.

SECTION 7.03    Treatment of Journal SARs.

(a)            Cancellation of Journal SARs.  Each Journal SAR outstanding immediately prior to the date hereof shall remain outstanding and exercisable in accordance with its terms through the Record Date and shall cease to be exercisable immediately thereafter.  Each Journal SAR not exercised on or prior to the Record Date and outstanding immediately after the Record Date shall be cancelled immediately prior to the Distribution Time.  In exchange therefor, each former holder of any such cancelled Journal SAR shall be entitled to receive, in settlement therefor and full satisfaction thereof, a cash payment, without interest, in an amount determined by the Journal Compensation Committee and communicated to Scripps in writing prior to the Closing Date; provided that the cash payments for the Journal SARs pursuant to this Section 7.03(a) shall not exceed (i) in the aggregate, $978,041, and (ii) on a per-SAR basis, an amount equal to the estimated fair value of such SAR, as determined by the Journal Compensation Committee, consistent with the illustration provided by Journal to Scripps on July 25, 2014, and reasonably acceptable to Scripps.  Scripps shall make or shall cause a member of the Scripps Group to make to each former holder of any such cancelled Journal SAR payment with respect to the cancelled Journal SARs within ten Business Days after the Closing Date.  Scripps or a member of the Scripps Group or Newco or a member of the Newco Group, as appropriate, may withhold or cause to be withheld from any amounts payable under this Section 7.03(a) all required federal, state, local and other taxes (and shall have the right, in its sole discretion, to require the holder to pay or provide for payment of the required tax withholding).

(b)            Section 409A of the Code.  Scripps, Journal and Newco intend that the treatment of the Journal SARs as provided in this Section 7.03 be effected in a manner such that the Journal SARs remain exempt from the application of Section 409A of the Code.  This Section 7.03 shall be construed, administered, and governed in a manner that effects such intent, and the Parties shall not take any action that would be inconsistent with such intent.

SECTION 7.04    Treatment of Scripps Restricted Share Units.

(a)            Scripps Restricted Share Units Held by Scripps Participants or Scripps Directors.  Each Scripps Restricted Share Unit outstanding immediately prior to the Distribution Time and held by a Scripps Participant or Scripps Director shall be adjusted, as of the Distribution Time, so that the number of Scripps Class A Common Shares subject to such adjusted Scripps Restricted Share Unit shall equal the quotient obtained by dividing (i) the number of Scripps Class A Common Shares subject to the corresponding Scripps Restricted Share Unit immediately prior to the Distribution Time, by (ii) the Scripps Ratio, with fractional shares rounded down to the nearest whole share.  Except as provided above, at and after the Distribution Time, each adjusted Scripps Restricted Share Unit shall continue to be subject to the same terms and conditions as applied immediately prior to the Distribution Time, including the restrictions and the terms and conditions relating to vesting, payment and methods of tax withholding (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement).

(b)            Scripps Restricted Share Units held by Transferring Scripps Employees and Designated Participants.  Each Scripps Restricted Share Unit outstanding immediately prior to the Distribution Time and held by a Transferring Scripps Employee or Designated Participant shall vest in full (and in the case of any Scripps Restricted Share Units subject to performance-based vesting conditions, the applicable performance criteria shall be deemed to have been satisfied based on target level unless the measurement period for such awards has ended on or prior to the Distribution Time, in which case such awards shall vest based on actual results attained) and shall be cancelled as of the Distribution Time.  In exchange therefor, each former holder of any such cancelled Scripps Restricted Share Unit shall be entitled to receive, in settlement therefor and full satisfaction thereof, (i) a number of fully vested Scripps Class A Common Shares equal to the total number of cancelled Scripps Restricted Share Units, (ii) a cash amount equal to the product of (x) the dollar amount of the Pre-Broadcast Merger Dividend payable per Scripps Class A Common Share and (y) the total number of cancelled Restricted Share Units (which, for the avoidance of doubt, shall be in lieu of, but not in duplication of, any dividend equivalents attached to the cancelled Scripps Restricted Share Units) and (iii) a number of fully vested shares of Newco Common Stock to which the individual would be entitled to receive in the Transactions had the Scripps Restricted Share Units represented actual Scripps Class A Common Shares as of the Record Date.  In each case, payment with respect to the cancelled Scripps Restricted Share Units held by Transferring Scripps Employees or Designated Participants shall be made within ten Business Days after the Closing Date (or, if applicable, within such other time period as required under The E. W. Scripps Company Executive Severance Plan); provided, however, that in the case of a Transferring Scripps Employee or Designated Participant listed on Section 1.01 of the Schedules hereto who holds a Scripps Restricted Share Unit that constitutes deferred compensation within the meaning of Section 409A of the Code, the payment shall occur on the date that it would otherwise occur under the applicable award agreement absent the application of this Section 7.04(b) to the extent necessary to avoid the imposition of any penalty or other taxes under Section 409A of the Code.   Scripps may withhold or cause to be withheld from any amounts payable under this Section 7.04(b) all required federal, state, local and other taxes (and shall have the right, in its sole discretion, to require the holder to pay or provide for payment of the required tax withholding).

SECTION 7.05    Treatment of Journal Restricted Shares.

(a)            Acceleration of Vesting of Journal Restricted Shares.  Each Journal Restricted Share outstanding immediately prior to the Distribution Time shall vest in full immediately prior to the Distribution Time and shall be treated in the same manner as other Journal Common Stock for purposes of the MTA.  Each such Journal Restricted Share shall be subject to tax withholding as set forth in the applicable plan or award agreement; provided that Scripps or a member of the Scripps Group or Newco or a member of the Newco Group, as appropriate, may withhold or cause to be withheld from any amounts payable under this Section 7.05 all required federal, state, local and other taxes with respect to such Journal Restricted Shares (and shall have the right, in its sole discretion, to require the holder to pay or provide for payment of the required tax withholding).

(b)            Section 409A of the Code.  Scripps, Journal and Newco intend that the treatment of the Journal Restricted Shares as provided in this Section 7.05 be effected in a manner such that the Journal Restricted Shares remain exempt from the application of Section 409A of the Code.  This Section 7.05 shall be construed, administered, and governed in a manner that effects such intent, and the Parties shall not take any action that would be inconsistent with such intent.

SECTION 7.06    Treatment of Journal Performance Units.

(a)            Acceleration of Vesting and Cancellation of Journal Performance Units.  Journal Performance Units outstanding immediately prior to the Closing Date shall vest as provided in this Section 7.06(a) and shall be cancelled as of the Closing Date.  Such Journal Performance Units granted with respect to the three-year performance period consisting of Journal’s 2012, 2013 and 2014 fiscal years, if still outstanding immediately prior to the Distribution Time, shall become vested at 150% of the target number of Journal Performance Units.  Such Journal Performance Units granted with respect to the three-year performance period consisting of Journal’s 2013, 2014 and 2015 fiscal years shall be earned based on the actual level of achievement of all relevant performance goals, as determined by the Journal Compensation Committee, measured as of the end of the calendar quarter immediately preceding the Closing Date, and such earned Journal Performance Units shall be prorated based upon the length of time within the performance period that has elapsed prior to the Closing Date.  Such Journal Performance Units granted with respect to the three-year performance period consisting of Journal’s 2014, 2015 and 2016 fiscal years shall be earned based on a deemed achievement of all relevant performance goals at the target level (or, if the Closing Date occurs on or after July 1, 2015, earned based on the actual level of achievement of all relevant performance goals, as determined by the Journal Compensation Committee, measured as of the end of the calendar quarter immediately preceding the Closing Date), and such earned Journal Performance Units shall be prorated based upon the length of time within the performance period that has elapsed prior to the Closing Date.  Any Journal Performance Units outstanding immediately prior to the Closing Date and not becoming vested in accordance with the foregoing shall be forfeited without payment therefor effective as of the Closing Date.  In exchange for each Journal Performance Unit becoming vested and cancelled in accordance with this Section 7.06(a), each former holder of any such cancelled Journal Performance Unit shall be entitled to receive, in settlement therefor and full satisfaction thereof, (i) a number of fully vested Scripps Class A Common Shares to which the individual would be entitled to receive in the Transactions had the vested and cancelled Journal Performance Units represented actual Journal Common Stock as of the Record Date, and (ii) a number of fully vested shares of Newco Common Stock to which the individual would be entitled to receive in the Transactions had the vested and cancelled Journal Performance Units represented actual Journal Common Stock as of the Record Date.  In each case, payment with respect to the vested and cancelled Journal Performance Units shall be made within ten Business Days after the Closing Date.  Scripps or a member of the Scripps Group or Newco or a member of the Newco Group, as appropriate, may withhold or cause to be withheld from any amounts payable under this Section 7.06(a) all required federal, state, local and other taxes (and shall have the right, in its sole discretion, to require the holder to pay or provide for payment of the required tax withholding).

(b)            Section 409A of the Code.  Scripps, Journal and Newco intend that the treatment of the Journal Performance Units as provided in this Section 7.06 be effected in a manner such that the Journal Performance Units remain exempt from the application of Section 409A of the Code.  This Section 7.06 shall be construed, administered, and governed in a manner that effects such intent, and the Parties shall not take any action that would be inconsistent with such intent.

SECTION 7.07    Treatment of Scripps Phantom Stock Units.  Each Scripps Phantom Stock Unit outstanding immediately prior to the Distribution Time shall be adjusted, as of the Distribution Time, so that the number of Scripps Class A Common Shares subject to such adjusted Scripps Phantom Stock Unit shall be equal to the quotient obtained by dividing (a) the number of Scripps Class A Common Shares subject to the corresponding Scripps Phantom Stock Unit immediately prior to the Distribution Time, by (b) the Scripps Ratio, with fractional shares rounded down to the nearest whole share.  At and after the Distribution Time, the Scripps Phantom Stock Units shall continue to be governed by and paid in accordance with the terms of the applicable plan.

SECTION 7.08    Journal Share Plans.  Journal shall take all actions necessary or appropriate to ensure that, as of the Closing Date, the Journal Share Plans shall terminate and no holder of Journal SARs, Journal Restricted Shares or Journal Performance Units and no participant in any Journal Share Plan shall have any rights to acquire, or other rights in respect of, the capital stock of Journal except the rights contemplated by Sections 7.03, 7.05 and 7.06 hereof.

ARTICLE VIII
ADDITIONAL COMPENSATION ACTIONS

SECTION 8.01    Incentive Awards.

(a)            Scripps Incentive Awards.  Except as otherwise provided in Section 6.01 hereof, effective as of the Distribution Time, Scripps shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities for cash-based incentive awards under The E.W. Scripps Company Executive Annual Incentive Plan or The E.W. Scripps Company Short-Term incentive Plan (or the comparable non-executive annual incentive plan maintained by Scripps or its Subsidiaries) that any Scripps Participant or Transferring Scripps Employee is eligible to receive with respect to any performance period that ends at or before the Distribution Time and, effective as of the Distribution Time, the Newco Group shall have no obligations with respect to any such incentive awards.  With respect to Transferring Scripps Employees: (i) Scripps shall determine the amount of such incentive awards earned by the Transferring Scripps Employee, which awards shall be determined without regard to any discretionary adjustments that have the effect of reducing the amount of the incentive award (other than discretionary adjustments applicable to all similarly-situated Scripps Participants); and (ii) such incentive awards shall be paid by Scripps in cash to the Transferring Scripps Employees prior to the Distribution Time, but no later than the payment date provided under the applicable plan document.  Scripps acknowledges and agrees that, to the extent it establishes annual cash-based incentive programs prior to the Distribution Time with respect to 2015 performance, it will cause the applicable performance period to end at or prior to the Distribution Time.  Moreover, except as otherwise provided in Section 6.01 hereof, Scripps shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities for any payments to any Scripps Participant or Transferring Scripps Employee under any cash-based incentive compensation, commission or similar bonus or incentive compensation arrangements that have been earned but remain unpaid at or before the Distribution Time and, effective as of the Distribution Time, the Newco Group shall have no obligations with respect to any such payments.

(b)            Journal Incentive Awards.  Except as otherwise provided in Section 6.02 hereof, effective no later than the Distribution Time, Journal shall assume or retain, as applicable, and shall pay, perform, fulfill and discharge, prior to the Distribution Time, all Liabilities for cash-based incentive awards under the Journal Communications, Inc. Annual Management Incentive Plan (or the comparable non-executive annual incentive plan maintained by Journal or its Subsidiaries) that any Journal Participant or Transferring Journal Employee is eligible to receive with respect to any performance period that ends before the Distribution Time and, effective as of the Distribution Time, neither Scripps nor the Newco Group shall have any obligations with respect to any such incentive awards. With respect to Transferring Journal Employees and Journal Participants: (i) Journal shall determine the amount of such incentive awards earned by the Transferring Journal Employee or Journal Participant, which awards shall be determined without regard to any discretionary adjustments that have the effect of reducing the amount of the incentive award (other than discretionary adjustments applicable to all similarly-situated Journal Participants); and (ii) such incentive awards shall be paid by Journal in cash to the Transferring Journal Employees or Journal Participants prior to the Distribution Time, but no later than the payment date provided under the applicable plan document.  Journal acknowledges and agrees that, to the extent it establishes annual cash-based incentive programs prior to the Distribution Time with respect to 2015 performance, it will cause the applicable performance period to end prior to the Distribution Time. Moreover, except as otherwise provided in Section 6.02 hereof Journal shall assume or retain, as applicable, and shall pay, perform, fulfill and discharge, prior to the Distribution Time, all Liabilities for any payments to any Journal Participant or Transferring Journal Employee under any cash-based incentive compensation, commission or similar bonus or incentive compensation arrangements that have been earned but otherwise would remain unpaid at or before the Distribution Time and, effective as of the Distribution Time, the Newco Group shall have no obligations with respect to any such payments.

(c)            Newco Incentive Awards.  Except as otherwise provided in Sections 6.01 and 6.02 hereof, Newco Group shall not have any obligations with respect to any cash-based incentive compensation, commission or similar bonus or incentive compensation awards or arrangements that have been earned by any Journal Participant, Transferring Journal Employee, Scripps Participant or Transferring Scripps Employee at or before the Distribution Time.  Prior to the Distribution Time, Newco shall (a) take such actions as are necessary to adopt an annual incentive plan, on terms and conditions to be established by the Newco Board of Directors in its sole discretion, and (b) receive shareholder approval with respect to such plan to the extent Newco deems necessary or appropriate to comply with (or qualify for an exemption from) Applicable Laws.  Newco or a member of the Newco Group, as applicable, shall assume or retain, as applicable, and shall pay, perform, fulfill and discharge, all obligations with respect to any cash-based incentive compensation, commission or similar bonus or incentive compensation arrangements or incentive awards that any Newco Participant is eligible to earn for periods that commence after the Distribution Time.

SECTION 8.02    Employee Stock Purchase Plans.

(a)            Scripps Employee Stock Purchase Plan.  Scripps shall take all actions necessary, subject to Applicable Law, pursuant to the terms of the Scripps Employee Stock Purchase Plan in order to: (i) ensure that no offering periods under the Scripps Employee Stock Purchase Plan commence after the date of this Agreement and on or before the Closing Date; (ii) suspend payroll withholding under the Scripps Employee Stock Purchase Plan immediately after the July 25, 2014 payroll (the “Scripps ESPP Suspension Date”); and (iii) freeze the Scripps Employee Stock Purchase Plan effective upon delivery of Scripps Class A Common Shares purchased (via open market purchases) under the Scripps Employee Stock Purchase Plan for the offering period in effect on the Scripps ESPP Suspension Date.

(b)            Journal Employee Stock Purchase Plan.  Journal shall take all actions necessary, subject to Applicable Law, pursuant to the terms of the Journal Employee Stock Purchase Plan in order to: (i) ensure that no offering periods under the Journal Employee Stock Purchase Plan commence after the date of this Agreement; (ii) suspend the offering period under the Journal Employee Stock Purchase Plan in effect on the date of this Agreement (the “Journal ESPP Suspension Date”); and (iii) refund to participants in the Journal Employee Stock Purchase Plan the funds that remain in the participants’ accounts as of the Journal ESPP Suspension Date.  Journal shall take any and all actions (but subject to compliance with the terms and conditions of awards and Applicable Law) as may be necessary to terminate the Journal Employee Stock Purchase Plan as of the Distribution Time.

SECTION 8.03    Scripps Senior Executive Change in Control Plan.  Prior to the Distribution Time, Newco shall take such actions as are necessary to adopt an executive change in control plan (the “Newco Scripps Mirror Executive CIC Plan”) that provides benefits substantially comparable in all material respects to the benefits provided under the Scripps Senior Executive Change in Control Plan (the “Scripps Executive CIC Plan”), as in effect on the date of this Agreement, for a period of one year after the Closing Date (the “Newco Scripps Mirror Executive CIC Plan Period”).  As of the Distribution Time, Transferring Scripps Employees who participated in the Scripps Executive CIC Plan immediately prior to the Distribution Time (“Former Scripps Executive CIC Plan Participants”) shall cease to participate in the Scripps Executive CIC Plan and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Scripps Executive CIC Plan Participants to commence participation in the Newco Scripps Mirror Executive CIC Plan for the Newco Scripps Mirror Executive CIC Plan Period on terms and conditions substantially comparable in all material respects to those under the Scripps Executive CIC Plan, provided that the Newco Board of Directors may not amend or terminate the Newco Scripps Mirror Executive CIC Plan in a manner that materially adversely affects the rights of a Former Scripps Executive CIC Plan Participant during the Newco Scripps Mirror Executive CIC Plan Period; provided, however, that following the conclusion of the Newco Scripps Mirror Executive CIC Plan Period, the Newco Board of Directors may, in its sole discretion, amend or terminate the Newco Scripps Mirror Executive CIC Plan in accordance with the terms thereof with respect to Former Scripps Executive CIC Plan Participants or otherwise.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Scripps Mirror Executive CIC Plan solely to Former Scripps Executive CIC Plan Participants.  Scripps shall have no obligations with respect to the Newco Scripps Mirror Executive CIC Plan, as it may be amended from time to time.   Effective as of the Distribution Time, Scripps shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Scripps Senior Executive CIC Plan, as it may be amended from time to time, with respect to Scripps Participants.

SECTION 8.04    Scripps Executive Severance Plan.  Prior to the Distribution Time, Newco shall take such actions as are necessary to adopt an executive severance plan (the “Newco Scripps Mirror Executive Severance Plan”) that provides benefits substantially comparable in all material respects to the benefits provided under The E.W. Scripps Company Executive Severance Plan (the “Scripps Executive Severance Plan”), as in effect on the date of this Agreement, for a period of one year after the Closing Date (the “Newco Scripps Mirror Executive Severance Plan Period”).  As of the Distribution Time, Transferring Scripps Employees who participated in the Scripps Executive Severance Plan immediately prior to the Distribution Time (“Former Scripps Executive Severance Plan Participants”) shall cease to participate in the Scripps Executive Severance Plan and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Scripps Executive Severance Plan Participants to commence participation in the Newco Scripps Mirror Executive Severance Plan for the Newco Scripps Mirror Executive Severance Plan Period on terms and conditions substantially comparable in all material respects to those under the Scripps Executive Severance Plan, provided that the Newco Board of Directors may not amend or terminate the Newco Scripps Mirror Executive Severance Plan in a manner that materially adversely affects the rights of a Former Scripps Executive Severance Plan Participant during the Newco Scripps Mirror Executive Severance Plan Period; provided, however, that following the conclusion of the Scripps Mirror Executive Severance Plan Period, the Newco Board of Directors may, in its sole discretion, amend or terminate the Newco Scripps Mirror Executive Severance Plan in accordance with the terms thereof with respect to Former Scripps Executive Severance Plan Participants or otherwise.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Scripps Mirror Executive Severance Plan solely to Former Scripps Executive Severance Plan Participants.  Scripps shall have no obligations with respect to the Newco Scripps Mirror Executive Severance Plan, as it may be amended from time to time.  Effective as of the Distribution Time, Scripps shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Scripps Executive Severance Plan, as it may be amended from time to time, with respect to Scripps Participants.

SECTION 8.05    Scripps Retention Plan for General Managers and Publishers.  Prior to the Distribution Time, Newco shall take such actions as are necessary to adopt a retention plan (the “Newco Scripps Mirror Retention Plan”) that provides benefits substantially comparable in all material respects to the benefits provided under The E.W. Scripps Company Retention Plan for General Managers and Publishers (the “Scripps Retention Plan”), as in effect on the date of this Agreement, for a period of one year after the Closing Date (the “Newco Scripps Mirror Retention Plan Period”).  As of the Distribution Time, Transferring Scripps Employees who participated in the Scripps Retention Plan immediately prior to the Distribution Time (the “Former Scripps Retention Plan Participants”) shall cease to participate in the Scripps Retention Plan and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Scripps Retention Plan Participants to commence participation in the Newco Scripps Mirror Retention Plan for the Newco Scripps Mirror Retention Plan Period on terms and conditions substantially comparable in all material respects to those under the Scripps Retention Plan, provided that the Newco Board of Directors may not amend or terminate the Newco Scripps Mirror Retention Plan in a manner that materially adversely affects the rights of a Former Scripps Retention Plan Participant during the Newco Scripps Mirror Retention Plan Period; provided, however, the following the conclusion of the Newco Scripps Mirror Retention Plan Period, the Newco Board of Directors may, in its sole discretion, amend or terminate the Newco Scripps Mirror Retention Plan in accordance with the terms thereof with respect to Former Scripps Retention Plan Participants Employees or otherwise.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Scripps Mirror Retention Plan solely to Former Scripps Retention Plan Participants.  Effective as of the Distribution Time, Scripps shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Scripps Retention Plan with respect to Scripps Participants.

SECTION 8.06    Journal Severance and Retention Plan.

(a)            Prior to the Distribution Time, Newco shall take such actions as are necessary to adopt a severance and retention plan (the “Newco Journal Mirror Severance and Retention Plan”) that provides benefits substantially comparable in all material respects to the benefits provided under Journal Communications, Inc. Severance and Retention Guidelines (the “Journal Severance and Retention Plan”), as in effect on the date of this Agreement, during the period ending on December 31, 2015 (the “Newco Journal Mirror Severance and Retention Plan Period”).  As of the Distribution Time, Transferring Journal Employees who participated in the Journal Severance and Retention Plan immediately prior to the Distribution Time (“Former Journal Severance and Retention Plan Participants”) shall cease to participate in the Journal Severance and Retention Plan and, as of the Newspaper Merger Effective Time, Newco shall cause such Former Journal Severance and Retention Plan Participants to commence participation in the Newco Journal Mirror Severance and Retention Plan for the Newco Journal Mirror Severance and Retention Plan Period on terms and conditions substantially comparable in all material respects to those under the Journal Severance and Retention Plan, provided that the Newco Board of Directors may not amend or terminate the Newco Journal Mirror Severance and Retention Plan in a manner that materially adversely affects the rights of a Former Journal Severance and Retention Plan Participant during the Newco Journal Mirror Severance and Retention Plan Period; provided, however, that following the conclusion of the Newco Journal Mirror Severance and Retention Plan Period, the Newco Board of Directors may, in its sole discretion, amend or terminate the Newco Journal Mirror Severance and Retention Plan in accordance with the terms thereof with respect to Former Journal Severance and Retention Plan Participants or otherwise.  The Newco Board of Directors may, in its sole discretion, limit participation in the Newco Journal Mirror Severance and Retention Plan solely to Former Journal Severance and Retention Plan Participants.  Journal shall have no obligations with respect to the Newco Journal Mirror Severance and Retention Plan, as it may be amended from time to time.  Effective as of the Distribution Time, Journal shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities under the Journal Severance and Retention Plan, as it may be amended from time to time, with respect to Journal Participants.

(b)            Effective as of the Newspaper Merger Effective Time, Journal shall assign to Scripps, and Scripps shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under Journal Severance and Retention Plan with respect to Journal Participants who participated in the Journal Severance and Retention Plan immediately prior to the Distribution Time (“Former Journal Severance and Retention Plan Participants”) that first arise or accrue after the Distribution Time and during the period ending on December 31, 2015 (the “Assumed Journal Severance and Retention Plan Period”).  Scripps may not amend or terminate the Journal Severance and Retention Plan in a manner that materially adversely affects the rights of a Former Journal Severance and Retention Plan Participant during the Assumed Journal Retention Plan Period; provided, however, the following the Assumed Journal Severance Retention Plan Period, Scripps may, in its sole discretion, amend or terminate the Journal Severance and Retention Plan with respect to Former Journal Retention Plan Participants or otherwise.

SECTION 8.07    Retention, Severance Pay Programs, Agreements, Practices, Policies or Procedures.

(a)            Scripps.  Scripps acknowledges and agrees that, except as otherwise provided herein, at and after the Distribution Time, it shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any retention, severance or termination pay program, practice, policy or procedure maintained by Scripps or Journal or any of their respective Affiliates or Subsidiaries for Scripps Participants and Journal Participants.

(b)            Journal.  Journal acknowledges and agrees that, except as otherwise provided herein, at and after the Distribution Time, it shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any retention, severance or termination pay program, practice, policy or procedure maintained by Journal or any of its Affiliates or Subsidiaries for Journal Participants; provided, however, that in the event that any Liability under such retention, severance or termination pay program, practice, policy or procedures arises at, or continues beyond, the Closing Date, Scripps shall make or shall cause a member of the Scripps Group to make payment to satisfy such Liability.

(c)            Newco.  Newco acknowledges and agrees that, except as otherwise provided herein, at and after the Distribution Time, it shall assume and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any retention, severance or termination pay program, practice, policy or procedure maintained by Scripps or Journal, or any of their respective Affiliates or Subsidiaries, for Transferring Scripps Employees and Transferring Journal Employees, but only to the extent such Liabilities relate to a termination of employment or service that occurs after the Closing Date.

(d)            Protection Period.  For a one year period commencing on the Closing Date, each Scripps Employee and Transferring Scripps Employee shall be eligible to receive retention and/or severance benefits in amounts and on terms and conditions substantially comparable in all material respects to those provided under any retention, severance or termination pay program, practice, policy or procedure maintained by Scripps or any of its Affiliates or Subsidiaries on the date of execution of the MTA.  For a one year period commencing on the Closing Date, each Journal Employee and Transferring Journal Employee (other than those who are participating in the Journal Severance and Retention Plan, which is addressed in Section 8.07 hereof) shall be eligible to receive retention and/or severance benefits in amounts and on terms and conditions substantially comparable in all material respects to those provided under any severance or termination pay program, practice, policy or procedure maintained by Journal or any of its Affiliates or Subsidiaries on the date of execution of the MTA.

(e)            Duplication of Benefits.  For the avoidance of doubt, nothing in this Agreement shall result in a duplication of retention, severance or termination pay benefits to any Transferring Scripps Employee, Transferring Journal Employee, Journal Participant or Scripps Participant.

SECTION 8.08    Individual Arrangements.

(a)            Scripps Individual Arrangements.  Scripps acknowledges and agrees that, except as otherwise provided herein, it shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any employment, change-in-control, consulting, non-competition, retention or other compensatory arrangement provided by Scripps or Journal, or any of their respective Affiliates or Subsidiaries, except as otherwise provided in Article 6 of this Agreement, to Scripps Participants and Journal Participants.

(b)            Journal Individual Agreements. Journal acknowledges and agrees that, except as otherwise provided herein, it shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any employment, change-in-control,  consulting, non-competition, retention or other compensatory arrangement provided by Journal or any of its Affiliates or Subsidiaries, except as otherwise provided in Article 6 of this Agreement, to Journal Participants; provided, however, that in the event that any Liability under any such employment, change-in-control, consulting, non-competition, retention or other compensatory arrangement arises at, or continues beyond, the Closing Date, Scripps shall make or shall cause a member of the Scripps Group to make payment to satisfy such Liability.

(c)            Newco Individual Arrangements. Newco acknowledges and agrees that, except as otherwise provided herein, it shall assume or retain, as applicable, and hereby agrees to pay, perform, fulfill and discharge all Liabilities under any employment, change-in-control, consulting, non-competition, retention or other compensatory arrangement provided by Scripps or Journal, or any of their respective Affiliates or Subsidiaries, to Transferring Scripps Employees and Transferring Journal Employees, but only to the extent such Liabilities relate to a termination of employment or service that occurs after the Closing Date.

SECTION 8.09    Effect of the Transactions on Severance.  Scripps, Journal and Newco acknowledge and agree that none of the Transactions will trigger a separation from service (within the meaning of Section 409A of the Code) or other termination of employment of any Scripps Employee, Transferring Scripps Employee, Journal Employee or Transferring Journal Employee for purposes of any policy, plan, program or agreement maintained by Scripps, Journal, Newco or any of their respective Affiliates and Subsidiaries that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.  In the event of a claim that the Transactions triggered a separation from service (within the meaning of Section 409A of the Code) or other termination of employment of any Scripps Employee, Former Scripps Employee, Transferring Scripps Employee, Journal Employee, Former Journal Employee or Transferring Journal Employee for purposes of any policy, plan, program or agreement maintained by Scripps, Journal, Newco or any of their respective Affiliates and Subsidiaries that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment, any liability for such claims shall be borne by Scripps to the extent such claim relates to any Scripps Employee, Former Scripps Employee, or Transferring Scripps Employee, and by Journal to the extent such claim relates to any Journal Employee, Former Journal Employee or any Transferring Journal Employee.

SECTION 8.10    Adoption of Equity Incentive Plans by Newco.  Prior to the Distribution Time, Newco shall (a) take such actions as are necessary to adopt an equity incentive plan, on terms and conditions to be established by the Newco Board of Directors in its sole discretion, and (b) receive shareholder approval with respect to such plan to the extent Newco deems necessary or appropriate to comply with (or qualify for an exemption from) Applicable Laws.

SECTION 8.11    Employment Tax Reporting Responsibility.   Each of Scripps, Journal and Newco agrees to follow (or cause its Subsidiaries to follow) the standard procedure for United States employment tax reporting as provided in Section 4 of Rev. Proc. 2004-53, 2004-34 I.R.B. 320 with respect to Transferring Scripps Employees, Transferring Journal Employees and Journal Participants.  Scripps Spinco and Journal Spinco will act as successor employers to Transferring Scripps Employees and Transferring Journal Employees within the meaning of Section 3121(a)(1) of the Code and will adjust the withhold taxes on compensation paid to those individuals following the Distribution Time in accordance with that provision.  Following the Broadcast Merger Effective Time, Scripps Broadcast Surviving LLC will act as successor employer to Journal Participants within the meaning of Section 3121(a)(1) of the Code and will adjust the withhold taxes on compensation paid to those individuals following the Broadcast Merger Effective Time in accordance with that provision.

SECTION 8.12    Section 409A of the Code.  Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure compliance with, or to maintain exemption from, Section 409A of the Code.

ARTICLE IX
WORKERS’ COMPENSATION LIABILITIES

SECTION 9.01    Pre-Closing Date Claims.  Notwithstanding anything in this Agreement or the MTA to the contrary, Scripps and its Subsidiaries (other than the Scripp’s Newspaper Entities) shall retain all Assets and Liabilities relating to workers’ compensation claims paid to or on behalf of Transferring Scripps Employees prior to the Closing Date; and, Journal and its Subsidiaries (other than the Journal Newspaper Entities) shall retain all Assets and Liabilities relating to workers’ compensation claims paid to or on behalf of Transferring Journal Employees or Journal Broadcast Employees prior to the Closing Date.  All such claims shall be paid in the ordinary course in accordance with past practice and Newco and Scripps shall cooperate to obtain appropriate insurance recoveries and coverage.

SECTION 9.02    Post-Closing Date Claims.  Scripps shall retain all Assets and Liabilities relating to workers’ compensation claims paid to or on behalf of Journal Broadcast Employees and Journal Newspaper Leave Employees on or after the Closing Date; and, Newco shall retain all Assets and Liabilities relating to workers’ compensation claims paid to or on behalf of Active Transferring Journal Employees or Active Transferring Scripps Employees on or after the Closing Date.

SECTION 9.03    Independent Contractors.  Any independent contractor who is covered by workers compensation pursuant to Section 102.07 of the Wisconsin Statutes, or pursuant to the comparable law of another state, shall be covered by the provisions of this Article IX.

SECTION 9.04    Cooperation. Scripps and Newco shall cooperate in good faith with respect to the notification to appropriate Governmental Authorities of the Distributions, the Newspaper Mergers, and Broadcast Merger and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

SECTION 9.05    Reimbursements for Newspaper Leave Employees. Newco will reimburse Scripps for all Liabilities relating to workers’ compensation (for which there are no Assets transferred to Scripps to cover such Liabilities) paid or satisfied after Closing, with respect to Journal Newspaper Leave Employees and Scripps Newspaper Leave Employees.

ARTICLE X
INDEMNIFICATION

SECTION 10.01    Indemnification by Newco.  Newco shall indemnify, defend, release and hold harmless Scripps, each member of the Scripps Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Scripps Indemnified Parties”), from and against any and all Damages actually incurred or suffered by the Scripps Indemnified Parties relating to, arising out of or resulting from (a) any breach by Newco or any member of the Newco Group of this Agreement or (b) any Liability assumed by Newco hereunder.

SECTION 10.02    Indemnification by Scripps.  Scripps shall indemnify, defend, release and hold harmless Newco, each member of the Newco Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Newco Indemnified Parties,” and, together with Scripps Indemnified Parties, the “Indemnified Parties”), from and against any and all Damages actually incurred or suffered by the Newco Indemnified Parties relating to, arising out of or resulting from any (a) breach by Scripps or any member of the Scripps Group of this Agreement or (b) any Liabilities assumed by Scripps hereunder.

SECTION 10.03    Indemnification Procedures.

(a)            The Indemnified Party agrees to give prompt notice to the party hereto against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, Action or proceeding (each, a “Claim”) in respect of which indemnity may be sought under this Article X and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually materially prejudiced the Indemnifying Party.

(b)            The Indemnifying Party shall have the right, at its option, exercisable within thirty (30) days after receipt of such notice to assume the defense of, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any matter involving the asserted liability of the Indemnified Party (“Asserted Liabilities”), subject to the limitations set forth herein. If the Indemnifying Party shall undertake to compromise, settle or defend any such Asserted Liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or settlement of, or defense against, any such Asserted Liability; provided, however, that the Indemnifying Party shall not settle any such Asserted Liability without the written consent of the Indemnified Party unless such settlement releases the Indemnified Party from all liabilities and obligations with respect to the Asserted Liability and the settlement does not impose injunctive or other equitable relief against the Indemnified Party. Notwithstanding an election by the Indemnifying Party to assume the defense of such action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at its own expense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall not be entitled to assume control of such defense but shall pay for the reasonable fees, costs and expenses of the Indemnified Party’s legal counsel, which counsel shall be reasonably satisfactory to the Indemnifying Party, if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, or (iii) the Indemnifying Party failed or is failing to prosecute or defend such claim. If the Indemnified Party shall undertake to compromise, settle or defend any Asserted Liability in accordance with the immediately preceding sentence or after the Indemnifying Party has declined to exercise its option to assume the defense of an Asserted Liability, the Indemnified Party shall promptly notify the Indemnifying Party of its intention to do so, and the Indemnifying Party agrees to cooperate fully with the Indemnified Party and its counsel in the compromise or settlement of, or defense against, any such Asserted Liability; provided, however, that the Indemnified Party shall not settle any such Asserted Liability without the written consent of the Indemnifying Party, which such consent shall not be unreasonably withheld, conditioned or delayed.

(c)            Each party hereto shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Claim by a third party and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

SECTION 10.04    Calculation of Damages.  Any Damages payable by an Indemnifying Party pursuant to Article X shall be (a) reduced by any proceeds recovered by the Indemnified Party under applicable insurance policies, net of any costs incurred by the Indemnified Party in obtaining such proceeds, (b) reduced by any indemnity, contribution or other similar payment paid to the Indemnified Party by any Third Party with respect to such Damages, net of any costs incurred by the Indemnified Party in obtaining such payment and (c) reduced by an amount equal to any net tax benefit actually realized by the Indemnified Party as a consequence of such Damages.  If an Indemnified Party receives a payment required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives insurance proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to the excess of the payment received over the amount of the payment that would have been due if the insurance proceeds had been received, realized or recovered before the payment was made by the Indemnifying Party.  Neither Scripps nor Newco shall be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of profit or loss of future revenue.

SECTION 10.05    Survival of Indemnities.  The rights and obligations of each of Scripps and Newco and their respective Indemnified Parties under this Article X shall survive the sale or other transfer by any Party of any Assets or the assignment by it of any Liabilities.

SECTION 10.06    Remedies Cumulative.  The remedies provided in this Article X shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided that the procedures set forth in this Article X shall be the exclusive procedures governing any indemnity action brought under this Agreement.

ARTICLE XI
GENERAL AND ADMINISTRATIVE

SECTION 11.01    Sharing Of Information.  Scripps and Newco (acting directly or through their respective Subsidiaries or Affiliates) shall provide to the other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans, to assist Newco in obtaining its own insurance policies to provide benefits under Newco Benefit Plans, to transfer state unemployment and workers’ compensation experience ratings and associated reserves, and to determine the scope of, as well as fulfill, its obligations under this Agreement; provided, however, that in the event that any Party reasonably determines that any such provision of Information could be commercially detrimental to such Party or any of its Affiliates or Subsidiaries, violate any Applicable Law or agreement to which such Party or member of its Affiliates or Subsidiaries is a party, or waive any attorney-client privilege applicable to such Party or member of its Affiliates or Subsidiaries, the Parties shall provide any such Information and the Parties shall take all reasonable measures to comply with the obligations pursuant to this Section 11.01 in a manner that mitigates any such harm or consequence to the extent practicable, and the Parties agree to cooperate with each other and take such commercially reasonable steps as may be practicable to preserve the attorney-client privilege with respect to the disclosure of any such Information.  Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises.  The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

SECTION 11.02    Reasonable Efforts/Cooperation.  Each of the Parties will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments.  Each of the Parties shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which any other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a Governmental Authority.

SECTION 11.03    Employer Rights.  Except as expressly set forth in this Agreement, nothing in this Agreement shall prohibit Newco or any of its Subsidiaries or Affiliates from amending, modifying or terminating any Newco Benefit Plan at any time within its sole discretion.  In addition, nothing in this Agreement shall prohibit Scripps or any of its Subsidiaries or Affiliates from amending, modifying or terminating any Scripps Benefit Plan at any time within its sole discretion.

SECTION 11.04    Non-Termination of Employment; No Third-Party Beneficiaries.  No provision of this Agreement or the MTA shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Scripps Employee, Journal Employee or Newco Employee or other future, present, or former employee of any member of the Scripps Group or Newco Group under any Benefit Plan or otherwise.  Without limiting the generality of the foregoing, except as expressly provided in this Agreement, the occurrence of the Distributions, Newspaper Mergers, and Broadcast Merger, alone shall not cause any employee to be deemed to have incurred a termination of employment that entitles such individual to the commencement of benefits under any of the Benefit Plans.  Furthermore, this Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons (including any employee or former employee of Scripps, Journal or Newco or any of their respective Subsidiaries or Affiliates or any beneficiary or dependent thereof) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this Agreement explicitly states that the provision “amends” that other agreement, plan, program, or document.  This shall not prevent the Parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other person shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document.  If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision in this Agreement shall be void ad initio, thereby precluding it from having any amendatory effect.  Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of Scripps, Journal or Newco or any of their respective Subsidiaries or Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

SECTION 11.05    Consent of Third Parties.  If any provision of this Agreement is dependent on the consent of any third party (e.g., any labor union) and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable.  If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

SECTION 11.06    Union Negotiations.  Nothing in this Agreement shall be interpreted to require the Parties to violate any collective bargaining agreement or prevent the Parties from fulfilling any bargaining obligations they may have under the National Labor Relations Act.  However, the Parties will use their reasonable best efforts to negotiate changes to collective bargaining agreements or other agreements consistent with this agreement to the fullest extent practicable and will not negotiate changes to any collective bargaining agreement or negotiate any other agreements with any labor union that would materially adversely affect the Transactions or the nature, scope or volume of the Parties rights or obligations under this Agreement.

SECTION 11.07    Access to Employees.  Following the Closing Date, Scripps and Newco shall, or shall cause each of their respective Subsidiaries or Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between any Scripps Group Member and any Newco Group Member) to which any employee, director or Benefit Plan of the Scripps Group or Newco Group is a party and which relates to their respective Benefit Plans prior to the Closing Date.  The Party to whom an employee is made available in accordance with this Section 11.06 shall pay or reimburse the other Party for all reasonable expenses that may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

SECTION 11.08    Beneficiary Designation/Release of Information/Right to Reimbursement.  To the extent permitted by Applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to Newco Employees, Active Transferring Journal Employees, or Active Transferring Scripps Employees under Scripps Benefit Plans or Journal Benefit Plans shall be transferred to and be in full force and effect under the corresponding Newco Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Newco Participant, Active Transferring Journal Employee or Active Transferring Scripps Employee.

SECTION 11.09    Effect of Broadcast Merger. Notwithstanding anything contained in this Agreement to the contrary, from and after the Broadcast Merger Effective Time, all Liabilities of Journal and Desk BC Merger, LLC assumed or retained under this Agreement shall become or remain the Liabilities of Scripps Broadcast Surviving LLC in accordance with Section 5.04(c) of the MTA.

ARTICLE XII
MISCELLANEOUS

SECTION 12.01    Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

SECTION 12.02    Affiliates.  Each of Scripps and Newco shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their Subsidiaries or Affiliates, respectively.

SECTION 12.03    Notices.  All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

If to Scripps, to:

The E.W. Scripps Company
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202
Facsimile:  (513) 977-3720
Attention:  Lisa A. Knutson, Senior Vice President/Chief Administrative Officer

with a copy to:

The E.W. Scripps Company
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202
Facsimile:  (513) 977-3042
Attention:  William Appleton, Senior Vice President, General Counsel

If to Newco, to:

Boat NP Newco, Inc.
333 West State Street
Milwaukee, Wisconsin 53203
Attention:  Steven J. Smith
Chief Executive Officer
Facsimile:  (414) 224-2469

with a copy to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
Attention:   Benjamin F. Garmer III
 Russell E. Ryba
Facsimile:  (414) 297-4900

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 12.03, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.03, be deemed given upon receipt and (c) if delivered by mail in the manner described above to the address as provided in this Section 12.03, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 12.03).  Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to all other Parties.

SECTION 12.04    Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, and the applicable provisions of the MTA, the Scripps Tax Matters Agreement and the Journal Tax Matters Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 12.05    Waiver.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Applicable Law or otherwise afforded, will be cumulative and not alternative.

SECTION 12.06    Amendment.  This Agreement may be amended, modified, waived, supplemented or superseded, in whole or in part, only by a written instrument signed by duly authorized signatories of the Parties.

SECTION 12.07    Governing Law and Submission to Jurisdiction; Waivers.  Sections 15.07 and 15.13 of the MTA shall apply.

SECTION 12.08    Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

SECTION 12.09    Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SECTION 12.10    No Assignment; Binding Effect.  No Party shall be permitted to assign, in whole or in part, directly or indirectly, by operation of law nor otherwise, any of its rights or obligations under this Agreement without the prior written consent of the other Party and any unauthorized assignment shall be null and void.  Notwithstanding such prohibition on assignment:

(a)            Nothing herein shall prohibit, modify or limit the ability of the Parties to transfer or allocate Assets and Liabilities, as the case may be, to any entity within the Scripps Group or the Newco Group in connection with, or in furtherance of, the Distribution and, to the extent that any such transfer or allocation results in an assignment of this Agreement or any rights or obligations hereunder, then the Parties shall make such amendments, revisions or modifications to this Agreement as are reasonably necessary to reflect the effect of such assignment.

(b)            Any Party may assign all, but not less than all, of its rights or obligations under this Agreement in connection with a consolidation or merger transaction in which such Party is not the continuing or surviving entity or the sale by such Party of all or substantially all of its properties and assets, provided that except with regard to the Newspaper Merger and the Broadcast Merger: (i) prior to such transaction becoming effective, the continuing, surviving or acquiring entity shall have executed and delivered to the other Parties a written agreement, in form and substance reasonably satisfactory to the other Parties, pursuant to which such entity agrees to be bound by all of the terms, conditions and provisions of this Agreement as if named as a “Party” hereto and (ii) no Party shall be obligated to materially change the nature, scope or volume of its rights or obligations under this Agreement as a result of any such assignment.

SECTION 12.11    Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

ARTICLE XIII
DISPUTE RESOLUTION

SECTION 13.01    General. Except with respect to injunctive relief described below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall attempt to be settled first, by good faith efforts of the Parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out below.

SECTION 13.02    Initiation. A Party that wishes to initiate the dispute resolution process shall send written notice to the other Parties, in accordance with Section 12.03, with a summary of the controversy and a request to initiate these dispute resolution procedures.  Each Party shall appoint a knowledgeable, responsible representative who has the authority to settle the dispute, to meet and to negotiate in good faith to resolve the dispute.  The discussions shall be left to the discretion of the representatives who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.  Discussions and correspondence among the representatives for purposes of these negotiations (a) shall be treated as confidential information developed for purposes of settlement, (b) shall be exempt from discovery and production and (c) shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence.  Documents identified in or provided with such communications that are not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.  The Parties agree to pursue resolution under this subsection for a minimum of 30 calendar days before requesting arbitration.

SECTION 13.03    Arbitration Request. If the dispute is not resolved under the preceding subsection within 30 calendar days of the initial written notice, any Party may demand arbitration by sending written notice to the other Parties.  The Parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both Parties, as selected under the rules of the American Arbitration Association.  The dispute shall then be administered according to the American Arbitration Association’s Commercial Arbitration Rules, with the following modifications: (a) the arbitration shall be held in a location mutually acceptable to the Parties, and, if the Parties do not agree, the location shall be Cincinnati, Ohio; (b) the arbitrator shall be licensed to practice law; (c) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (d) except for breaches related to Information subject to Section 11.01, the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages or extend the term hereof; (e) the arbitrator shall control the scheduling so that the hearing is completed no later than 30 calendar days after the date of the demand for arbitration; and (f) the arbitrator’s decision shall be given within five calendar days thereafter in summary form that states the award, without written decision, which decision shall follow the plain meaning of this Agreement, and in the event of any ambiguity, the intent of the Parties.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the Parties.  Each Party to the dispute shall bear its own expenses arising out of the arbitration, except that the Parties shall share the expenses of the facilities to conduct the arbitration and the fees of the arbitrator equally.

SECTION 13.04    Injunctive Relief. The foregoing notwithstanding, each Party shall have the right to seek injunctive relief in an applicable court of law or equity to preserve the status quo pending resolution of the dispute and enforce any decision relating to the resolution of the dispute.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

THE E.W. SCRIPPS COMPANY		DESK SPINCO, INC.

By:	/s/ William Appleton	By:	/s/ Richard A. Boehne
Name:	William Appleton	Name:	Richard A. Boehne
Title:	Senior Vice President and General Counsel	Title:	Chief Executive Officer

DESK NP OPERATING, LLC		JOURNAL COMMUNICATIONS, INC.

By:	/s/ Richard A. Boehne	By:	/s/ Steven J. Smith
Name:	Richard A. Boehne	Name:	Steven J. Smith
Title:	Chief Executive Officer	Title:	Chairman and Chief Executive Officer

BOAT SPINCO, INC.		BOAT NP NEWCO, INC.

By:	/s/ Steven J. Smith	By:	/s/ Steven J. Smith
Name:	Steven J. Smith	Name:	Steven J. Smith
Title:	Chief Executive Officer	Title:	Chief Executive Officer

[Signature Page to Employee Matters Agreement]

EXHIBIT A

Journal Welfare Plans

1.	Journal’s Employee Handbook

2.	Sales Commission Policy

3.	Sales Commission Policy – Director of Business Development

4.	Journal Communications, Inc. Delta Dental PPO Plan

5.	Journal Communications, Inc. Delta Dental EPO Plan

6.	Journal Communications, Inc. Flexible Spending Account Plans – Health Care and Dependent Care

7.	Journal Communications, Inc. Employee Assistance Program Administered by Humana

8.	Direct Deposit

9.	Journal Communications, Inc. Eye Med Vision Plan

10.	Journal Communications, Inc. Reliance Standard Long Term Disability Insurance

11.	Journal Communications, Inc. Unum Long Term Care Insurance

12.	Journal Communications, Inc. LifeLock Identity Theft Protection

13.	Journal Communications, Inc. Hyatt Pre-paid Legal Expenses

14.	Short Term Disability

15.	Workers’ Compensation Program

16.	Vacation

17.	Paid Time Off

18.	Paid Holidays

19.	Floating Holidays

20.	Personal Hours

21.	Unpaid Personal Leave of Absence

22.	Family and Medical Leave

23.	Bereavement

24.	Jury Duty

25.	Military Leave

26.	Time Off to Vote

27.	Overtime Pay

28.	Under applicable state law, Journal’s at-will employment relationship with each of its salaried and hourly employees could be determined an express or implied understanding of employment.

29.	Journal Communications, Inc. Employee Welfare Benefit Trust, as amended and restated January 1, 2008

30.	Journal Communications, Inc. Employees Welfare Benefit Master Plan Trust

31.	Journal Communications, Inc. Reliance Standard Group Life Insurance Plan (including retiree life)

32.	Journal Communications, Inc. Humana High Deductible Health Plan 1300 with a Health Savings Account

33.	Journal Communications, Inc. Humana High Deductible Health Plan 2500 with a Health Savings Account

34.	Journal Communications, Inc. Humana High Deductible Health Plan 5000 with a Health Savings Account

35.	Journal Communications, Inc. Reliance Standard Accidental Death & Dismemberment Plan

36.	Journal Communications, Inc. Flexible Benefits Plans

37.	Journal Communications, Inc. Anthem Dental Plan

38.	Journal Communications, Inc. Retiree Medical Plan (Humana Medicare Advantage Plans)

39.	Journal Communications, Inc. Health Plan of Nevada Medical Plans (POS) (HMO)

40.	Journal Communications, Inc. Group Travel & Accident Policy

41.	Journal Retention / Severance Program

EXHIBIT B

SCRIPPS WELFARE PLANS

Scripps Choice Plan

Medical Plan

Dental Plan

Vision Plan

Life Management Program

Limited Purpose Health Care Spending Account

Dependent Care Spending Account

Life Insurance Plan

Accidental Death & Dismemberment Plan

Scripps Managed Disability Plan

Scripps Retiree Medical Program (Exhibit C)

Scripps Executive Life Insurance Plan

Group Travel Accident Policy of The E.W. Scripps Company

EXHIBIT C

SCRIPPS RETIREE MEDICAL PROGRAM

Early Retirement Provision (of the Scripps Choice Medical Plan)

Employees who are enrolled in the Scripps Choice medical plan and over the age of 55 with at least 10 years of service at the time of retirement can receive health insurance at the Company-wide group rate until they reach Medicare eligibility.  At that time, if the spouse is not yet Medicare entitled, a spouse may receive health insurance at the Company-wide group rate for up to 10 additional years or until the spouse becomes Medicare eligible, whichever comes first.

EXHIBIT D

JOURNAL RETIREE PROGRAM

PRE-MEDICARE RETIREE MEDICAL COVERAGE

Eligibility

In order to receive the benefit, an employee must:

•	Work for an eligible affiliate of Journal Communications (as described below)

•	Have been hired full-time prior to January 1, 2002

•	Have at least 10 years of continuous full-time service and

•	Terminate employment after attaining age 55

In addition, retiree who turn:

•	Age 50 prior to January 1, 2007 may receive an employer contribution based on years of service

•	Age 50 on or after January 1, 2007; do not receive an employer contribution (Access Only)

Cost Sharing

•	Service schedule for employees who retired prior to April 1, 2002 – plan rates same as active employees, with higher employer contribution percentage.

•	Service schedule for employees who retired on or after April 1, 2002 – plan rates reflect actuarial experience of early retirees with a lower employer contribution percentage.

•	Employees who turned age 50 on or after January 1, 2007 pay 100% (Access Only)

MEDICARE-ELIGIBLE RETIREE MEDICAL COVERAGE

Eligibility

In order to receive the benefit, an employee must:

•	Work for an eligible affiliate of Journal Communications (as described below)

•	Have been hired full-time prior to January 1, 2002

•	Have at least 10 years of continuous full-time service and

•	Terminate employment after attaining age 55

Cost Sharing

The amount of premium a retiree pays is based on when they retire from the organization. Employees who retired:

•	Prior to April 1, 1993 – Journal Communication pays:

o	$35 each month up to the annual cap ($420) per participant enrolled in Humana

•	On or after April 1, 1993 – Journal Communications pays:

o	A percentage of the monthly premium up to the annual cap ($1,696) per participant enrolled in Humana

•	From NorthStar Print Group or Temp Communications – Journal Communications pays:

o	42.5% of the monthly premium up to the annual cap ($1,300) per participant enrolled in Humana

•	On or after April 1, 2007 – Journal Communications provides Access only and the participant pays 100% of the premium. This is a standard fully-insured Medicare Advantage PPO Plan which is community rated.

RETIREE LIFE BENEFIT

•	A closed group of grandfathered retirees.

•	Retired prior to April 1, 1995

•	Upon retirement, the death benefit is 50% of the active face amount. For certain retirees, the face amount further decreases beginning at age 70 according to one of the two pre-determined schedules:

•	Schedule A: the death benefit is 40% of the active face amount at age 70, further decreased by 2.5% per year to 15% at age 80 or above. In no event, the death benefit is lower than $2,000.

•	Schedule B: the death benefit is 30% of the active face amount at age 70, further decreased by 2% per year to 10% at age 80 or above. In no event, the death benefit is lower than $2,500.

•	No retiree contribution.